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                                                                      Exhibit 10

                                CREDIT AGREEMENT
                                ----------------



         THIS CREDIT AGREEMENT is made as of the 22nd day of January, 1998 by and among SHILOH INDUSTRIES, INC., a Delaware corporation ("Shiloh"); SHILOH OF MICHIGAN, LLC, a Michigan limited liability company ("Michigan"); the financial institutions named in Annex A attached hereto and made a part hereof and their successors and assigns (hereinafter sometimes collectively called the "Banks" and each individually a "Bank"); and KEYBANK NATIONAL ASSOCIATION, a national banking association, Cleveland, Ohio, as Agent for the Banks under this Agreement (hereinafter sometimes called the "Agent"). Shiloh and Michigan are hereinafter each sometimes called a "Borrower" and collectively called the "Borrowers".

                                    RECITALS:
                                    --------

         The Borrowers have requested the Banks to extend credit to the Borrowers in order to enable the Borrowers to borrow on a revolving credit basis and to have letters of credit issued at their request, on and after the date hereof and at any time and from time to time during the Commitment Period (defined below), in an aggregate principal amount not in excess of $135,000,000 at any time outstanding. The proceeds of such credits are to be used (a) to provide working capital for the Borrowers and their Subsidiaries (defined below); and (b) for general corporate purposes of the Borrowers and their Subsidiaries. The Banks are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth.

                                   AGREEMENTS:
                                   ----------

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrowers, the Banks and the Agent hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

         "ADJUSTED LIBOR" shall mean a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/100th of 1%) by DIVIDING (i) the applicable LIBOR rate by (ii) 1.00 MINUS the Reserve Percentage, and which Adjusted LIBOR shall be automatically adjusted on and as of the effective date of any change in the Reserve Percentage.

         "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in the form of Schedule III to the Assignment Agreement attached as Exhibit F hereto.


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         "ADVANTAGE" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Obligations owing by the Borrowers to the Banks if such payment results in that Bank having a lesser share of such Obligations to the Banks than was the case immediately before such payment.

         "AFFECTED BANK" has the meaning assigned to such term in
Section 3.8.

         "AGENT" has the meaning assigned to such term in the preamble of this Agreement.

         "AGREEMENT" shall mean this Credit Agreement, as the same may from time to time be amended, supplemented, restated or otherwise modified.

         "ANNIVERSARY DATE" shall mean the date which is the first anniversary of the date on which the Initial Credit Event occurs and each successive anniversary of such date thereafter.

         "APPLICABLE FEE PERCENTAGE" shall mean, on each day of any calendar quarter, with respect to any Facility Fee (as set forth in Section 3.4(a)), the percentage per annum indicated in the following table corresponding to Shiloh's ratio of Funded Debt to EBITDA, on a Consolidated basis, as measured for a Four Fiscal Quarter Period ending most recently prior to the applicable Fee Determination Date (or corresponding to an Event of Default):

          Ratio
of Funded Debt EBITDA:                                      Facility Fee:
------------------------                                    -------------
Equal to or greater than
3.00 to 1, or upon and
during the continuance of
any Event of Default                                          0.225%

Less than 3.00 to 1 but equal
to or greater than 2.50 to 1                                  0.200%

Less than 2.50 to 1 but equal
to or greater than 2.00 to 1                                  0.175%

Less than 2.00 to 1 but equal
to or greater than 1.50 to 1                                  0.150%

Less than 1.50 to 1                                           0.100%.

         "APPLICABLE LOAN PERCENTAGE" shall mean, on each day of any Interest Period with respect to any LIBOR Loans comprising a Revolving Credit Borrowing, the percentage per annum indicated in the following table corresponding to Shiloh's ratio of Funded Debt to EBITDA, on a Consolidated basis, as measured for a Four Fiscal

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Quarter Period ending as of the Determination Date applicable to such Interest
Period (or corresponding to an Event of Default):

         Ratio
of Funded Debt to EBITDA:                            Applicable Loan Percentage:
------------------------                             --------------------------
Equal to or greater than
3.00 to 1, or upon and
during the continuance of
any Event of Default                                          0.400%

Less than 3.00 to 1 but equal
to or greater than 2.50 to 1                                  0.350%

Less than 2.50 to 1 but equal
to or greater than 2.00 to 1                                  0.300%

Less than 2.00 to 1 but equal
to or greater than 1.50 to 1                                  0.250%

Less than 1.50 to 1                                           0.200%.

         "BANK" or "BANKS" has the meaning assigned to such term in the preamble of this Agreement.

         "BANK DEBT" shall mean, collectively, every Indebtedness and liability now or hereafter owing by the Borrowers to the Banks or any thereof, whether owing by only one of the Borrowers, by the Borrowers jointly and severally, or by either Borrower with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by loan, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of Law, whether incurred directly to the Banks or any thereof or acquired by any or all thereof by purchase, pledge or otherwise, and whether participated to or from the Banks or any thereof in whole or in part.

         "BANKING DAY" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio; provided, however, that, when used in connection with a LIBOR Loan, "Banking Day" shall mean any such day on which banks are open for dealings in or quoting deposit rates for dollar deposits in the London interbank market.

         "BORROW" shall mean to obtain a Revolving Credit Borrowing.

         "BORROWER" and "BORROWERS" have the meaning assigned to such term in the preamble of this Agreement.

         "BORROWER PROPERTY" means any real property and improvements owned, leased, used, operated or occupied by the Borrowers or any of their Subsidiaries or any of their respective corporate

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predecessors, including any soil, surface water or groundwater on or under such real property and improvements.

         "CLOSING DATE" shall mean January 22, 1998.

         "COMMITMENT" shall mean, with respect to each Bank, the obligation hereunder of such Bank to make loans, including without limitation loans under the Swingline Facilities, and to participate in the risks of all Letters of Credit issued by the Letter of Credit Bank at the Borrowers' request, up to the amount set forth opposite such Bank's name under the column headed "Commitments" as set forth in Annex A hereof during the Commitment Period as such Commitment may be reduced in accordance with a reduction in the Total Commitment Amount pursuant to Section 3.2(a) hereof.

         "COMMITMENT PERIOD" shall mean the period FROM (i) the date on which the Initial Credit Event occurs TO (ii) January 31, 2003, as the same may be extended pursuant to Section 3.2(b) or reduced pursuant to Section 3.2(a).

         "COMPANY" shall mean either Borrower or a Subsidiary.

         "CONSOLIDATED" shall mean Shiloh and its Subsidiaries, taken as a whole.

         "CONSOLIDATED ASSETS" shall mean, as at the date of any determination, the net book value of all assets of Shiloh and its Subsidiaries as of such date classified as assets in accordance with generally accepted accounting principles and determined on a consolidated basis.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any fiscal period, all expense of Shiloh and its Subsidiaries for such fiscal period classified as interest expense for such period, including capitalized interest, in accordance with generally accepted accounting principles and determined on a consolidated basis.

         "CONSOLIDATED LEVERAGE RATIO" has the meaning assigned to such term in Section 8.18.

         "CONSOLIDATED LIABILITIES" shall mean, as at any date of determination, all liabilities of Shiloh and its Subsidiaries as of such date classified as liabilities in accordance with generally accepted accounting principles and determined on a consolidated basis.

         "CONSOLIDATED NET PRE-TAX EARNINGS" shall mean, for any fiscal period,
(a) the earnings (or losses) experienced by Shiloh and its Subsidiaries for such period, before provision for any income taxes, PLUS (b) the amount of non-recurring non-cash losses, and minus (c) the amount of non-recurring non-cash gains, as determined

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on a consolidated basis and in accordance with generally accepted accounting principles.

         "CONSOLIDATED NET WORTH" shall mean, as at any date of determination, the excess of (i) all Consolidated Assets (after deducting all applicable reserves and excluding any re-appraisal or write-up of assets after the date of this Agreement) of Shiloh and its Subsidiaries as of such date, OVER (ii) all Consolidated Liabilities of Shiloh and its Subsidiaries as of such date, in each case determined on a consolidated basis in accordance with generally accepted accounting principles.

         "CONTROLLED GROUP" shall mean a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as may be amended from time to time, of which any Borrower or any Subsidiary is a part.

         "CREDIT EVENT" shall mean (a) the obligation of (i) each Bank to make a Loan on the occasion of each Revolving Credit Borrowing, (ii) the Letter of Credit Bank to issue any Letter of Credit, or (iii) any Bank to participate in the risk of any Letter of Credit, (b) the making of a Loan by any Bank, (c) the delivery by either Borrower of (i) a Notice of Borrowing requesting a Revolving Credit Borrowing, a borrowing under the Swingline Facilities or a Letter of Credit or (ii) a Rate Conversion/Continuation Request requesting the conversion or continuation of Revolving Credit Loans, (d) a Rate Conversion or Rate Continuation, or (e) the acceptance by either Borrower of proceeds of any Revolving Credit Borrowing.

         "CUMULATIVE FISCAL EARNINGS" has the meaning assigned to such term in Section 8.16.

         "DEFAULT UNDER ERISA" means (a) the occurrence or existence of a material "accumulated funding deficiency" (as defined in ERISA) in respect of any Plan within the scope of Section 302(a) of ERISA or (b) any failure by either Borrower or any Subsidiary to make a full and timely payment of premiums required by Section 4001 of ERISA in respect of any Plan, or (c) the occurrence or existence of any material liability under Section 4062, 4063, 4064, 4069, 4201, 4217 or 4243 of ERISA in respect of any Plan, or (d) the occurrence or existence of any material breach of any other Law or regulation in respect of any such Plan, or (e) the institution or existence of any action for the forcible termination of any such Plan which is within the scope of Section 4001(a)(3) or (15) or ERISA.

         "DETERMINATION DATE" has the meaning assigned to that term in
Section 3.5(b).

         "DISTRIBUTION" shall mean any payment made, liability incurred and other consideration (other than any stock dividend, or stock split or similar distributions payable only in capital stock of a Borrower) given (i) for the purchase, acquisition, redemption or

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retirement of any capital stock of a Borrower or (ii) as a dividend, return of capital or other distribution of any kind in respect of a Borrower's capital stock outstanding at any time.

         "EBITDA" shall mean, as to any Person for any period, the sum of the amounts of such Person's (i) Consolidated Net Pre-Tax Earnings, (ii) total interest expense with respect to all outstanding Indebtedness of such Person and its Subsidiaries, (iii) depreciation for such period, (iv) amortization for such period, all as determined in accordance with generally accepted accounting procedures.

         "ENVIRONMENTAL LAWS" shall mean any federal, state or local Law, regulation, ordinance, or order pertaining to the protection of the environment and the health and safety of the public, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC Sections 9601 ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 USC Sections 6901 ET SEQ., the Hazardous Materials Transportation Act, 49 USC Sections 1801 ET SEQ., the Federal Water Pollution Control Act (33 USC Sections 1251 ET SEQ.), the Toxic Substances Control Act (15 USC Sections 2601 ET SEQ.) and the Occupational Safety and Health Act (29 USC Sections 651 ET SEQ.), and all similar state, regional or local Laws, treaties, regulations, statutes or ordinances, common Law, civil Laws, or any case precedents, rulings, requirements, directives or requests having the force of Law of any foreign or domestic governmental authority, agency or tribunal, and all foreign equivalents thereof, as the same have been or hereafter may be amended, and any and all analogous future Laws, treaties, regulations, statutes or ordinances, common Law, civil Laws, or any case precedents, rulings, requirements, directives or requests having the force of Law of any foreign or domestic governmental authority, agency or tribunal and the regulations promulgated pursuant thereto, which governs: (i) the existence, cleanup and/or remedy of contamination on property; (ii) the emission or discharge of Hazardous Materials into the environment; (iii) the control of hazardous wastes; (iv) the use, generation, transport, treatment, storage, disposal, removal or recovery of Hazardous Materials; or (v) the maintenance and development of wetlands.

         "ERISA" means the Employee Retirement Income Security Act of 1974 (Public Law 93406), as amended, and in the event of any amendment affecting any section thereof referred to in this Agreement, that reference shall be reference to that section as amended, supplemented, replaced or otherwise modified.

         "ERISA AFFILIATE" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's Controlled Group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time.


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         "ERISA REGULATOR" means any governmental agency (such as the Department of Labor, the Internal Revenue Service and the Pension Benefit Guaranty Corporation) having any regulatory authority over any Plan.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EVENT OF DEFAULT" has the meaning assigned to such term in
Article 10.

         "EXEMPTION CERTIFICATE" has the meaning assigned to such term in Section 3.9(f).

         "EXTENSION REQUEST AND CONSENT" has the meaning assigned to such term in Section 3.2(b).

         "FACILITY FEE" has the meaning assigned to such term in
Section 3.4(a).

         "FED FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Banking Day, for the next preceding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by it.

         "FEE ADJUSTMENT DATE" has the meaning assigned to such term in
Section 3.4(b).

         "FEE DETERMINATION DATE" has the meaning assigned to such term in Section 3.4(b).

         "FISCAL QUARTER" shall mean any of the four consecutive three-month fiscal accounting periods collectively forming a Fiscal Year of Shiloh consistent with Shiloh's past practice.

         "FISCAL YEAR" shall mean Shiloh's regular annual accounting period which shall end October 31, 1998, in respect of the Borrower's current annual accounting period, and which thereafter shall end on October 31 of each succeeding calendar year.

         "FORMER AGENT" has the meaning assigned to such term in
Section 12.13.


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         "FORMER LC BANK" has the meaning assigned to such term in
Section 5.4.

         "FOUR FISCAL QUARTER PERIOD" shall mean a period consisting of four consecutive Fiscal Quarters, whether or not in the same Fiscal Year.

         "FUNDED DEBT" shall mean, as at the date of any determination, (i) the outstanding Obligations (other than Obligations in respect of Letters of Credit) of Shiloh to the Banks under this Agreement at such date and any other Bank Debt at such date and (ii) the principal amount of any other outstanding Indebtedness for Borrowed Money.

         "GUARANTEED LETTER OF CREDIT OBLIGATIONS" has the meaning assigned to such term in Section 5.3.

         "GUARANTOR" means one who pledges his credit or property in any manner for the payment or other performance of the Indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of collection or payment), any obligor in respect of a standby letter of credit or surety bond issued for the obligor's account, and surety, any co-maker, any endorser, and anyone who agrees conditionally or otherwise to make any loan, purchase or investment in order thereby to enable another to prevent or correct a default of any kind.

         "GUARANTORS OF PAYMENT" shall mean, in respect of the Shiloh Facility, each Subsidiary of Shiloh existing on or after the Closing Date which becomes a Guarantor of Payment pursuant to Section 8.8 and, in respect of the Michigan Facility, Shiloh.

         "GUARANTY" means the obligation of a Guarantor.

         "GUARANTY OF PAYMENT" shall mean any Guaranty of Payment substantially in the form of Exhibit C hereto, executed and delivered to the Agent by a Subsidiary of Shiloh in the case of the Shiloh Facility, and by Shiloh in the case of the Michigan Facility, in either case pursuant to Section 6.2 or 8.8.

         "HAZARDOUS MATERIAL" shall mean and include (i) any asbestos or other material composed of or containing asbestos which is, or may become, even if properly managed, friable, (ii) petroleum and any petroleum product, including crude oil or any fraction thereof, and natural gas or synthetic natural gas liquids or mixtures thereof, (iii) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) CERCLA or RCRA, any so-called "Superfund" or "Superlien" law, or any other applicable Environmental Laws, and (iv) any other substance whose generation, handling, transportation, treatment or disposal is regulated pursuant to any Environmental Laws.


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



         "INDEBTEDNESS" means, with respect to any Person, without duplication,
(i) Indebtedness for Borrowed Money, (ii) obligations to pay the deferred purchase price of property, (iii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) all obligations of such Person as an account party in respect of letters of credit or banker's acceptances, (v) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA, (vi) obligations secured by any Lien on the properties or assets of the Person, (vii) obligations of such Person in respect of currency, interest rate swap, foreign exchange or comparable transactions, (viii) the obligations of such Person in respect of any Reimbursement Agreement and (ix) obligations under direct or indirect Guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

         "INDEBTEDNESS FOR BORROWED MONEY" means, with respect to any Person, without duplication, all obligations of such Person for money borrowed including, without limitation, all notes payable, and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, capitalized lease or purchase money obligations, obligations under Reimbursement Agreements and obligations upon which interest charges are customarily paid or discounted, the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all "synthetic" leases (i.e., leases accounted for by the lessee as operating leases under which the lessee is the "owner" of the leased property for Federal income tax purposes), and all Guaranties of such obligations for money borrowed.

         "INITIAL CREDIT EVENT" shall mean the first Credit Event hereunder to occur.

         "INTEREST ADJUSTMENT DATE" has the meaning assigned to such term in Section 3.5(b).

         "INTEREST PERIOD" shall mean, for each of the LIBOR Loans comprising a Revolving Credit Borrowing, the period commencing on the date of such Loans or the date of the Rate Conversion or Rate Continuation of any Loans into such LIBOR Loans and ending on the numerically corresponding day of the period selected by the Borrowers pursuant to the provisions hereof and each subsequent period commencing on the last day of the immediately preceding Interest Period in respect of such Loans and ending on the last day of the period selected by the respective Borrower pursuant to the provisions hereof. The duration of each such Interest Period shall be one, two, three or six months, in each case as the respective Borrower may select, upon delivery to the Agent of a Notice of

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Borrowing therefor in accordance with Section 3.l(d) hereof; provided, however, that:

              (i) Interest Periods for Loans comprising part of the same Revolving Credit Borrowing shall be of the same duration;

             (ii) no Interest Period may end on a date later than the last day of the Commitment Period;

            (iii) if there is no such numerically corresponding day in the month that is such, as the case may be, first, second, third or sixth month after the commencement of an Interest Period, such Interest Period shall end on the last day of such month;

             (iv) whenever the last day of any Interest Period in respect of LIBOR Loans would otherwise occur on a day other than a Banking Day, the last day of such Interest Period shall be extended to occur on the next succeeding Banking Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Banking Day; and

              (v) the respective Borrower may not select any Interest Period ending after the date of any reduction in the Total Commitment Amount unless, after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Prime Rate Loans taken together with the principal amount of any then outstanding LIBOR Loans having Interest Periods ending on or prior to the date of such reduction shall be at least equal to the principal amount of the Revolving Credit Loans due and payable on or prior to such date.

         "KEYBANK" SHALL MEAN KEYBANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION.

         "LC EXPOSURE" shall mean, with respect to any Bank, at any time of determination, such Bank's Ratable Portion of the sum of (a) the aggregate entire amount of all such Letters of Credit outstanding at such time, and (b) the aggregate amount that has been drawn under such Letters of Credit but for which the Letter of Credit Bank or the Banks, as the case may be, have not at such time been reimbursed by the Borrowers.

         "LC SUBLIMIT" shall mean the amount Fifteen Million Dollars ($15,000,000).

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         "LAST LIBOR" has the meaning assigned to such term in Section
3.3(d).

         "LAW" shall mean any law, treaty, regulation, statute or ordinance, common law, civil law, or any case precedent, ruling, requirement, directive or request having the force of law of any foreign or domestic governmental authority, agency or tribunal.

         "LENDING OFFICE" shall mean, with respect to any Bank, the office of such Bank specified as its "Lending Office" below its name on the signature pages hereto, or such other office of such Bank as such Bank may from time to time specify in writing to the Borrowers and the Agent as the office at which Loans are to be made and maintained.

         "LETTER OF CREDIT" shall mean any standby letter of credit issued by the Letter of Credit Bank on a risk-participated basis with the other Banks pursuant to the provisions of this Agreement.

         "LETTER OF CREDIT BANK" shall mean KeyBank National Association, its successors and assigns.

         "LIBOR" shall mean, with respect to any LIBOR Loan for any Interest Period, the per annum rate of interest, determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, appearing on page 3750 of the Telerate Service (or any successor to or substitute page of such Service, or any successor to or substitute for such Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) as the rate in the London interbank market for dollar deposits in immediately available funds with a maturity comparable to such Interest Period. In the event that such a rate quotation is not available for any reason, then the rate shall be the rate, determined by the Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%) of the per annum rates of interest at which dollar deposits in immediately available funds approximately equal in principal amount to such LIBOR Loan and for a maturity comparable to the Interest Period are offered to the Reference Bank by prime banks in the London interbank market.

         "LIBOR LOANS" shall mean those Loans described in Section 3.1 hereof on which the Borrowers shall pay interest at a rate based on LIBOR.


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



         "LIBOR PREPAYMENT COMPENSATION RATE" has the meaning assigned to such term in Section 3.3(d).

         "LIEN" shall mean any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "LOAN" shall mean a Revolving Credit Loan made by a Bank to the Borrowers pursuant to Article 3 and refers to a Prime Rate Loan or a LIBOR Loan or a loan advanced under either Swingline Facility.

         "MAJORITY BANKS" shall mean, at any time of determination, one or more Banks having Commitments in the aggregate of at least sixty-six percent (66%) of the Total Commitment Amount.

         "MATERIAL ADVERSE EFFECT" shall mean the occurrence or existence of (a) a material adverse effect on the business, results of operations or financial condition of Shiloh and its Subsidiaries on a consolidated basis, or (b) a material adverse effect on the ability of Shiloh to perform its obligations under this Agreement, or (c) a material adverse effect on the legality, validity or enforceability of Shiloh's obligations under this Agreement.

         "MICHIGAN FACILITY" shall mean the revolving credit established by the Banks in favor of Michigan hereby, having a maximum Michigan Facility Commitment Amount of Five Million Dollars ($5,000,000).

         "MICHIGAN FACILITY COMMITMENT AMOUNT" shall mean the amount Five Million Dollars ($5,000,000), as such amount may be reduced pursuant to Section 3.2(a) or Article 11, as the case may be.

         "NOTE" or "NOTES" shall mean a note or notes executed and delivered pursuant to Section 3.1(c) hereof.

         "NOTICE OF BORROWING" shall mean a Notice of Borrowing substantially in the form of Exhibit B-1 hereto.

         "OBLIGATIONS" shall mean the obligations of the Borrowers under this Agreement, including, without limitation, the outstanding principal and accrued interest in respect of any Revolving Credit Loans, the outstanding principal and accrued interest in respect of the Guaranteed Letter of Credit Obligations, all Facility Fees, Risk Participation Fees, fees owing to the Banks or the Agent, reimbursement obligations under Letters of Credit, and any expenses, taxes, compensation or other amounts owing under this Agreement, the Notes, any Guaranty of Payment, any Reimbursement Agreement, including, without limitation, pursuant to Sections 3.3, 3.4, 3.7, 3.8, 3.9 or 14.4 and any and all other

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



amounts owed by the Borrowers to the Agent or the Banks pursuant to this Agreement or the Notes.

         "OTHER BANKS" has the meaning assigned to such term in Section 12.15.

         "OTHER TAXES" has the meaning assigned to such term in Section 3.9.

         "PAYMENT OFFICE" shall mean such office of the Agent as set forth below the Agent's name on the signature pages hereof or such offices as may be from time to time selected by the Agent and notified in writing by the Agent to Shiloh and the Banks as the office to which payments are to be made by the Borrowers or the Banks, as the case may be.

         "PERSON" means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PLACEMENT DEBT" has the meaning assigned to such term in
Section 8.11.

         "PLAN" shall mean any employee pension benefit plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, established or maintained by Shiloh, any Subsidiary, or any member of the Controlled Group, or any such Plan to which Shiloh, any Subsidiary, or any member of the Controlled Group is required to contribute on behalf of any of its employees (other than a Multi-Employer Plan, as that term is defined in Section 414(f) of the Internal Revenue Code as currently in effect).

         "POSSIBLE DEFAULT" shall mean an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, any Event of Default referred to in
Article 10 hereof and which has not been appropriately waived by the Banks in writing or fully corrected prior to becoming an actual Event of Default.

         "PREPAYMENT LIBOR" has the meaning assigned to such term in
Section 3.3(d).

         "PRIME RATE" shall mean the higher of (i) the per annum rate equal to the Fed Funds Rate PLUS one and one-half percent (1.5%) or (ii) that interest rate established from time to time by the Agent as the Agent's Prime Rate (or equivalent rate otherwise named), whether or not such rate is publicly announced; the Prime Rate may not necessarily be the lowest interest rate charged by Agent for commercial or other extensions of credit.

         "PRIME RATE LOANS" shall mean those loans described in Section 3.1(b) hereof on which the Borrowers shall pay interest at the rate based on the Prime Rate.

         "RATABLE PORTION" shall mean, in respect of any Bank, the quotient (expressed as a percentage) obtained at any time by dividing such Bank's Commitment at such time by the Total Commitment Amount.

         "RATE CONTINUATION" shall mean a continuation of LIBOR Loans having a particular Interest Period as LIBOR Loans having an Interest Period of the same duration pursuant to Section 3.1(h).

         "RATE CONVERSION" refers to a conversion pursuant to Section 3.1(h) of Loans of one Type into Loans of another Type and, with respect to LIBOR Loans, from one permissible Interest Period to another permissible Interest Period.

         "RATE CONVERSION/CONTINUATION REQUEST" shall mean a request for Rate Conversion or Rate Continuation in the form of Exhibit B-2 hereto made pursuant to Section 3.l(h).

         "RECEIVABLE" shall mean a claim for moneys due or to become due, whether classified as a contract right, account, chattel paper, instrument, general intangible or otherwise.

         "REDUCTION NOTICE" shall mean a notice for a request for the reduction in the Total Commitment Amount pursuant to Section 3.2(a) in the form of Exhibit B-3 hereto.

         "REFERENCE BANK" shall mean the Cayman Islands branch office of KeyBank.

         "REGULATORY CHANGE" shall mean, as to any Bank, any change in United States federal, state or foreign Laws or regulations or the adoption or making of any interpretations, directives or requests of or under any United States federal, state or foreign Laws or regulations (whether or not having the force of Law) by any court or governmental authority charged with the interpretation or administration thereof.

         "REIMBURSEMENT AGREEMENT" shall mean any reimbursement agreement in respect of any Letter of Credit.

         "RELATED WRITING" shall mean any assignment, mortgage, security agreement, note, guaranty, subordination agreement, Reimbursement Agreement, financial statement, certificate, audit report or other writing furnished by the Borrowers or any of their officers to the Banks pursuant to or otherwise in connection with this Agreement.

         "REPORTABLE EVENT" shall mean a reportable event as that term is defined in Title IV of the Employee Retirement Income Security Act of 1974, as amended, except actions of general applicability by the Secretary of Labor under
Section 110 of such Act.

         "RESERVE PERCENTAGE" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of "Eurocurrency Liabilities".

         "REVOLVING CREDIT BORROWING" shall mean a group of Revolving Credit Loans of a single Type, made by the Banks on a single date and as to which a single Interest Period is in effect (I.E. any group of Revolving Credit Loans made by the Banks having a different Type, or having a different Interest Period (regardless of whether such Interest Period commences on the same date as another Interest Period), or made on a different date shall be considered to comprise a different Revolving Credit Borrowing).

         "REVOLVING CREDIT LOAN" shall mean a Loan by a Bank to the Borrowers pursuant to Section 3.1(a), whether in respect of the Shiloh Facility or the Michigan Facility, and refers to a Prime Rate Loan, a LIBOR Loan or a Swingline Loan.

         "REVOLVING CREDIT NOTE" shall mean a note executed and delivered pursuant to Section 3.l(c) hereof.

         "RISK PARTICIPATION EXPOSURE" shall mean, with respect to any Bank, at any time of determination, such Bank's LC Exposure.

         "RISK PARTICIPATION FEE" shall mean the fee payable to the Banks pursuant to Section 3.4(d).

         "SEC" shall mean the Securities and Exchange Commission.

         "SHARING BANKS" has the meaning assigned to such term in
Section 11.4(b).

         "SHILOH FACILITY" shall mean the revolving credit established by the Banks in favor of Shiloh hereby, having a maximum Shiloh Facility Commitment Amount of One Hundred Thirty Million Dollars
($130,000,000).

         "SHILOH FACILITY COMMITMENT AMOUNT" shall mean the amount One Hundred Thirty Million Dollars ($130,000,000), as such amount may be reduced pursuant to
Section 3.2(a) or Article 11.

         "SUBSIDIARY" shall mean an existing or future corporation, the majority of the outstanding capital stock or voting power, or both, of which is (or upon the exercise of all outstanding warrants, options and other rights would be) owned at the time in question by a Borrower or by any Subsidiary of a Borrower or by any combination of a Borrower and such company and which shall include, in the case of Shiloh and without limitation, Michigan.

         "SWINGLINE FACILITIES" shall mean (i) a discretionary line of credit offered to Shiloh by the Agent in an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) and (ii) a discretionary line of credit offered to Michigan by the Agent in an aggregate principal amount not to exceed One Million Dollars ($1,000,000), each being a "Swingline Facility".

         "TAXES" has the meaning assigned to such term in Section 3.9(a).

         "TOTAL COMMITMENT AMOUNT" shall mean the amount One Hundred Thirty Five Million Dollars ($135,000,000), as such amount may be reduced pursuant to
Section 3.2(a) or Article 11, as the case may be, being the sum of the Shiloh Facility Commitment Amount and the Michigan Facility Commitment Amount, less the amounts then outstanding under the Swingline Facilities.

         "TYPE" shall mean, when used in respect of any Loan, LIBOR or Prime Rate as applicable to such Loan.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

         SECTION 1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specific date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         SECTION 1.3 ACCOUNTING TERMS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles, as in effect from time to time; provided, however, that, for purposes of determining satisfaction of the financial tests set forth in the definitions of Applicable Loan Percentage and Applicable Fee Percentage, Consolidated Net Worth and compliance with the covenants set forth in Article 8, all terms of an accounting or financial nature shall be construed in accordance with generally accepted accounting principles as in effect on the date of this Agreement and in all cases shall be applied on a basis consistent with those applied in the preparation of the audited financial statements referred to in Section 9.5.

         SECTION 1.4 CALENDAR QUARTERS. In this Agreement "calendar quarter" shall mean any of the four three-month periods during a calendar year ending on March 31, June 30, September 30 and December 31 of such year.

                                    ARTICLE 2
                           AMOUNT AND NATURE OF CREDIT

    SECTION 2.1 AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions set forth in this Agreement, each of the Banks hereby establishes a facility pursuant to which Revolving Credit Loans shall be available to the Borrowers on a revolving credit basis in an amount not to exceed the Total Commitment Amount (of which an amount not to exceed the LC Sublimit shall be available for the issuance of Letters of Credit) and of which an amount not to exceed Eleven Million Dollars ($11,000,000) in the aggregate shall be available under the Swingline Facilities.

    SECTION 2.2 PURPOSE OF FACILITY. The Borrowers shall use the proceeds of Revolving Credit Loans hereunder (a) for the general corporate working capital purposes of the Borrowers and their Subsidiaries and (b) for general corporate purposes. The Borrowers shall use the Letters of Credit for the purposes set forth in Article 5 and for general corporate purposes of the Borrowers and their Subsidiaries.

                                    ARTICLE 3
                                      LOANS

         SECTION 3.1 REVOLVING CREDIT LOANS.

         (a) REVOLVING CREDIT LOANS. Subject to the terms and provisions of this Agreement, each Bank severally agrees to make Revolving Credit Loans to the Borrowers in respect of the Shiloh Facility and the Michigan Facility from time to time during the Commitment Period up to such Bank's respective Commitment in respect of the Shiloh Facility or the Michigan Facility, as the case may be; provided, however, that (i) in no event shall the aggregate principal amount of all Revolving Credit Loans made, PLUS the aggregate Risk Participation Exposure, be in excess of the Total Commitment Amount. Within the limits set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Credit Loans.

         (b) REVOLVING CREDIT BORROWINGS. Subject to the terms and conditions set forth in this Agreement, the Borrowers shall have the option to request Revolving Credit Borrowings in respect of the Shiloh Facility or the Michigan Facility, as the case may be, comprised of (i) Prime Rate Loans maturing on or before the last day of the Commitment Period, in aggregate amounts of not less than Five Hundred Thousand Dollars ($500,000) or additional increments of One Hundred Thousand Dollars ($100,000) or any integral multiple thereof or (ii) LIBOR Loans in aggregate amounts of (A) in the case of LIBOR Loans under the Shiloh Facility, not less than Three Million Dollars ($3,000,000), or (B) in the case of LIBOR Loans under the Michigan Facility, One Million Dollars ($1,000,000), or, in either case, additional increments of One Million Dollars ($1,000,000) or any integral multiple thereof.

         (c) NOTES.

         (i) The obligation of Shiloh and Michigan, respectively, to repay Revolving Credit Loans made by each Bank in respect of the Shiloh Facility or the Michigan Facility, as the case may be, and to pay interest thereon shall be evidenced by a Revolving Credit Note of the respective Borrower substantially in the form of Exhibits A-1A and A-1B hereto, respectively, with appropriate insertions, dated the date of this Agreement and payable to the order of such Bank on the last day of the Commitment Period, in the principal amount of its Commitment.

         (ii) (a) The obligation of Shiloh and Michigan, respectively, to repay the Swingline Loans (as defined below) and to pay interest thereon shall be evidenced by a promissory note of the respective Borrower substantially in the form of Exhibits A-2A and A-2B, respectively, with blanks appropriately completed in conformity herewith (each a "Swingline Note" and, collectively, the "Swingline Notes").

              (b) The Swingline Notes issued to the Agent shall be dated the date of this Agreement and payable to the order of the Agent on the last day of the Commitment Period, in the principal amount of the respective Swingline Facilities; shall mature as to any Swingline Loan evidenced thereby on the maturity date, not later than the 7th day following the date such Swingline Loan was made, specified in the applicable Notice of Borrowing; and shall be entitled to the benefits of this Agreement and the Related Writings.

         (iii) The principal amount of the Revolving Credit Loans made by each Bank and all prepayments thereof and the applicable dates with respect thereto shall be recorded by such Bank from time to time on any ledger or other record of such Bank or such Bank shall record such information by such other method as such Bank may generally employ; provided, however, that failure to make any such record shall in no way detract from the related Borrower's obligations under any Note. The aggregate unpaid amount of the Revolving Credit Loans shown on the records of such Bank shall be rebuttably presumptive evidence of the principal amount owing and unpaid on such Revolving Credit Note or Swingline Note, as the case may be.

         (d) NOTICE OF BORROWING. The obligation of each Bank to make Revolving Credit Loans comprising a Revolving Credit Borrowing under the Shiloh Facility or the Michigan Facility is conditioned upon receipt by the Agent of a request by the related Borrower not later than 12:00 noon (Cleveland, Ohio time) (i) on the Banking Day which is the requested date of a proposed Revolving Credit Borrowing comprised of Prime Rate Loans and (ii) on a day which is three (3) Banking Days prior to the Banking Day which is the requested date of a proposed Revolving Credit Borrowing comprised of LIBOR Loans (except that the Revolving Credit Borrowing requested on the Closing Date may be comprised of LIBOR Loans so long as each of the Banks shall have agreed to make LIBOR Loans on the Closing Date without the notice required by this Section 3.l(d)). Each such request (a "Notice of Borrowing") shall be transmitted by the related Borrower to the Agent by telecopier or such other means as the Agent agrees to in writing, substantially in the form of Exhibit B-l, specifying therein the requested (A) date of the Revolving Credit Loans comprising such Revolving Credit Borrowing, (B) Type of Revolving Credit Loans comprising such Revolving Credit Borrowing, (C) aggregate amount of such Revolving Credit Loans and (D) in the case of a proposed Revolving Credit Borrowing comprised of LIBOR Loans, the initial Interest Period for such Revolving Credit Loans. Such Borrower may give a Notice of Borrowing telephonically so long as written confirmation of such Revolving Credit Borrowing by delivery of written Notice of Borrowing is received by the Agent by 1:00 p.m. (Cleveland, Ohio time) on the same day such telephonic Notice of Borrowing is given. The Agent may rely on such telephonic Notice of Borrowing to the same extent that the Agent may rely on a written Notice of Borrowing. Each Notice of Borrowing and telephonic Notice of Borrowing shall be irrevocable and binding on the Borrower and subject to the indemnification provisions of this
Article 3. Each Borrower shall bear all risks related to the giving of a Notice of Borrowing telephonically or by such other method of transmission as such Borrower shall elect. The Agent shall give to each Bank reasonably prompt notice by telecopier on the day received of each such Notice of Revolving Credit Borrowing.

         (e) BANKS TO FUND AGENT. Each Bank shall, before 2:00 P.M. (Cleveland, Ohio time) on the date of each Revolving Credit Borrowing, make available to the Agent, in immediately available funds at the account of the Agent maintained at the Payment Office as specified by the Agent to the Banks prior to such date, such Bank's Ratable Portion of the Revolving Credit Loans comprising such Revolving Credit Borrowing. On the date requested by the Borrower for a Revolving Credit Borrowing, after the Agent's receipt of the funds representing a Bank's Ratable Portion of such Revolving Credit Borrowing and upon the Borrower's fulfillment of the applicable conditions set forth in this Article 3, the Agent will make the funds of such Bank available to the related Borrower at the aforesaid applicable Payment Office.

         (f) AVAILABILITY OF FUNDS. Unless the Agent shall have received notice from a Bank prior to the date (except in the case of Prime Rate Loans, in which case prior to the time) of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank's Ratable Portion of the Revolving Credit

Borrowing, the Agent may assume that such Bank has made its Ratable Portion of the Revolving Credit Borrowing available to the Agent on the date of the Revolving Credit Borrowing in accordance with Section 3.1(e). In reliance upon such assumption, the Agent may, but shall not be obligated to, make available to the related Borrower on such date a corresponding portion of the Revolving Credit Borrowing. If and to the extent that such Bank shall not have made available to the Agent its Ratable Portion of the Loans to be made as to the Revolving Credit Borrowing, such Bank and the related Borrower severally agree to repay to the Agent, immediately upon demand, the corresponding portion of the Revolving Credit Borrowing, together with interest thereon, for each day from the date such amount is made available to the related Borrower until the date such amount is repaid to the Agent (i) in the case of a Borrower, at the interest rate applicable at the time to the Revolving Credit Loans comprising such Revolving Credit Borrowing and (ii) in the case of such Bank, at the Fed Funds Rate. If such Bank shall repay to the Agent such corresponding portion of the Revolving Credit Borrowing, the amount so repaid shall constitute such Bank's Ratable Portion as part of such Revolving Credit Borrowing.

         (g) FAILURE OF BANK TO LOAN. The failure of any Bank to make the Loan to be made by it as its Ratable Portion of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation hereunder to make its Loan on the date of such Revolving Credit Borrowing. No Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Revolving Credit Borrowing.

         (h) RATE CONVERSION AND CONTINUATION. Each Borrower shall have the right to cause a Rate Conversion or Rate Continuation in respect of Revolving Credit Loans in respect of the Shiloh Facility or the Michigan Facility, as the case may be, then outstanding, upon request delivered by such Borrower to the Agent not later than 12:00 noon (Cleveland, Ohio time) (i) on the day which is the Banking Day that such Borrower desires to convert any LIBOR Loans comprising a Revolving Credit Borrowing into Prime Rate Loans so as to comprise a Revolving Credit Borrowing, (ii) on the day that is three (3) Banking Days prior to the Banking Day upon which such Borrower desires to convert any Prime Rate Loans comprising a Revolving Credit Borrowing into LIBOR Loans for a given Interest Period so as to comprise a Revolving Credit Borrowing, (iii) on the day which is three (3) Banking Days prior to the Banking Day upon which such Borrower desires to continue any LIBOR Loans comprising a given Revolving Credit Borrowing as LIBOR Loans for an additional Interest Period of the same duration so as to comprise a Revolving Credit Borrowing, (iv) on the day which is three (3) Banking Days prior to the Banking Day upon which such Borrower desires to convert any LIBOR Loans having a particular Interest Period comprising a Revolving Credit Borrowing into LIBOR Loans having a different permissible Interest Period so as to comprise a Revolving

Credit Borrowing, provided, however, that each such Rate Conversion or Rate Continuation shall be subject to the following:

                  (A) each Rate Conversion or Rate Continuation shall be funded among the Banks based upon each Bank's Ratable Portion of such converted or continued Revolving Credit Loans comprising a Revolving Credit Borrowing;

                  (B) if less than all the outstanding principal amount of the Revolving Credit Loans comprising a Revolving Credit Borrowing is converted or continued, the aggregate principal amount of such Revolving Credit Loans converted or continued shall be, (i) in the case of LIBOR Loans under the Shiloh Facility, not less than Three Million Dollars ($3,000,000), in the case of LIBOR Loans under the Michigan Facility, One Million Dollars ($1,000,000) or, in either case, additional increments of One Million Dollars ($1,000,000) or any integral multiple thereof, and (ii) in the case of Prime Rate Loans, not less than Five Hundred Thousand Dollars ($500,000) or additional increments of One Hundred Thousand Dollars ($100,000) or any integral multiple thereof;

                  (C) each Rate Conversion or Rate Continuation shall be effected by each Bank by applying the proceeds of the Loan resulting from such Rate Conversion or Rate Continuation to the Loan of such Bank being converted or continued, as the case may be, and the accrued interest on any such Loan (or portion thereof) being converted or continued shall be paid to the Agent on behalf of each Bank by the related Borrower at the time of such Rate Conversion or Rate Continuation;

                  (D) LIBOR Loans may not be converted or continued at a time other than the end of the Interest Period applicable thereto unless the related Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 3.3(d);

                  (E) Revolving Credit Loans comprising a Revolving Credit Borrowing may not be converted into or continued as LIBOR Loans less than one month prior to the last day of the Commitment Period or for an Interest Period which would continue after the last day of the Commitment Period;

                  (F) LIBOR Loans comprising a Revolving Credit Borrowing that cannot be converted into or continued as LIBOR Loans by reason of clause (E) shall be automatically converted at the end of the Interest Period in effect for such LIBOR Loans into Prime Rate Loans comprising a Revolving Credit Borrowing; and

                  (G) in connection with any Rate Conversion or Rate Continuation, no Interest Period can be selected which ends after the date of any reduction in the Total Commitment Amount unless, after giving effect to such selection, the aggregate unpaid principal amount of any then outstanding Prime Rate Loans taken together with the principal amount of any then outstanding LIBOR Loans having Interest Periods ending on or prior to the date of such reduction shall be at least equal to the principal amount of the Revolving Credit Loans due and payable on or prior to such reduction date.

Each such request for a conversion or continuation (a "Rate Conversion/Continuation Request") in respect of Revolving Credit Loans comprising a Revolving Credit Borrowing shall be transmitted by the related Borrower to the Agent, by telecopier, telex or cable (in the case of telex or cable, confirmed in writing prior to the effective date of the Rate Conversion or Rate Continuation requested), in substantially the form of Exhibit B-2 hereto, specifying (A) the identity and amount of the Revolving Credit Loans comprising a Revolving Credit Borrowing that such Borrower requests be converted or continued, (B) the Type of Revolving Credit Loans into which such Revolving Credit Loans are to be converted or continued, (C) if such notice requests a Rate Conversion, the date of the Rate Conversion (which shall be a Banking Day) and (D) in the case of Revolving Credit Loans comprising a Revolving Credit Borrowing being converted into or continued as LIBOR Loans, the Interest Period for such LIBOR Loans. A Borrower may make Rate Conversion/Continuation Requests telephonically so long as written confirmation of such Revolving Credit Borrowing is received by the Agent by 1:00 p.m. (Cleveland, Ohio time) on the same day of such telephonic Rate Conversion/Continuation Request. The Agent may rely on such telephonic Rate Conversion/Continuation Request to the same extent that the Agent may rely on a written Rate Conversion/ Continuation Request. Each Rate Conversion/Continuation Request, whether telephonic or written, shall be irrevocable and binding on the related Borrower and subject to the indemnification provisions of this Article 3. Each Borrower shall bear all risks related to its giving any Rate Conversion/Continuation Request telephonically or by such other method of transmission as such Borrower shall elect. The Agent shall promptly deliver on the day received a copy of each such Rate Conversion/Continuation Request to the Banks by telecopier.

         (i)      FUNDING OF ADVANCES UNDER SWINGLINE FACILITIES.

         (i) Either Borrower at any time may request of the Agent an advance of a Revolving Credit Loan under such Borrower's related Swingline Facility (any such Revolving Credit Loan made by the Agent pursuant to this Section 3.1(i)(i) being referred to as a "Swingline Loan" and all such Revolving Credit Loans being referred to collectively as "Swingline Loans"); PROVIDED, HOWEVER, that the outstanding principal of Swingline Loans advanced by the Agent shall not at any time exceed (x) in the case of Swingline Loans advanced to Shiloh, the lesser of $10,000,000 or the unused portion of the Shiloh Facility Commitment Amount or (y) in the case of

Swingline Loans advanced to Michigan, the lesser of $1,000,000 or the unused portion of the Michigan Facility Commitment Amount; and PROVIDED, FURTHER, that the Agent shall not make an advance of a Swingline Loan if the Agent has received prior to such requested Revolving Credit Borrowing (1) a certificate from the Borrowers pursuant to and in accordance with Section 8.2(a) that a Potential Default or Event of Default then exists or (2) a Notice of Borrowing from the Borrowers wherein the certification provided therein states that the conditions to the requested Revolving Credit Borrowing have not been satisfied or (3) a written notice from any Bank that the conditions to such Revolving Credit Borrowing have not been satisfied, which certificate shall not have been rescinded.

         (A) REQUEST BY A BORROWER FOR A SWINGLINE LOAN.

                  (1) Whenever a Borrower desires to incur a Swingline Loan, if the Agent has furnished such Borrower with a "Quoted Rate" (as defined below) therefor, it shall give the Agent, prior to 1:00 P.M. (Cleveland, Ohio time) on the proposed date thereof (which shall be within such period as the Agent shall have specified for such Quoted
         Rate), written or telephonic notice (each, a "Swingline Advance Notice") thereof (in the case of telephonic notice, promptly confirmed in writing if so requested by the Agent). Each advance of a Swingline Loan shall be in an original principal amount of not less than Five Hundred Thousand Dollars ($500,000).

                  (2) Whenever a Borrower proposes to submit a Notice of Borrowing with respect to a Swingline Loan it will, prior to submitting such Notice of Borrowing, notify the Agent of its intention and request the Agent to quote a fixed or floating interest rate (the "Quoted Rate") to be applicable thereto prior to the proposed maturity thereof.

                  (3) Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Agent in good faith to be from an authorized officer, or designee thereof, of a Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrowers. In each such case, the Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         (B) DISBURSEMENT OF FUNDS BY THE AGENT.

           No later than 2:00 P.M. (Cleveland, Ohio time) on the date specified in each Swingline Advance Notice, the Agent promptly will make available to the Borrower by depositing to its account the amount of the borrowing under the Swingline Facility requested to be made on such date.

         (C) SWINGLINE LOANS AS REVOLVING CREDIT LOANS. Each Swingline Loan for all purposes hereof is a Revolving Credit Loan hereunder and shall be subject to all terms and conditions applicable to other Revolving Credit Loans except that all payments thereon shall be payable to the Agent solely for its own account (and for the account of the other Banks as provided below).

         (ii) REFUNDING OF, OR PARTICIPATION IN, SWINGLINE LOANS.

         (a) If (1) any Swingline Loan is not repaid in full, together with all accrued interest thereon, on or before the maturity date thereof, or (2) any Event of Default exists, and if the Agent has any Swingline Loans owing to it, the Agent in either case may, in its sole and absolute discretion, direct that the Swingline Loans owing to it be refunded by delivering a notice to such effect to the Banks and, unless an Event of Default has occurred and is continuing, to the Borrowers. Each such Notice of Swingline Refunding shall be deemed to constitute delivery by the related Borrowers of a Notice of Borrowing requesting Revolving Credit Loans consisting of Prime Rate Loans in the amount of the Swingline Loans to which it relates. Each Bank hereby unconditionally agrees (subject to the provisions of paragraphs (b) and (d) below) to make a Revolving Credit Loan to the related Borrowers in an amount equal to such Bank's Ratable Portion of the aggregate amount of the Swingline Loans to which such Notice of Swingline Refunding relates. Each such Bank shall made the amount of such Revolving Credit Loan available to the Agent in immediately available funds not later than 2:00 P.M. (Cleveland, Ohio time), if such notice is received by such Lender prior to 11:00 A.M. (Cleveland, Ohio time), or not later than 2:00 P.M.(Cleveland, Ohio time) on the next Business Day, if such notice is received by such Bank after such time. The proceeds of such Revolving Credit Loans shall be made immediately available to the Agent and applied by it to repay the principal amount of the Swingline Loans to which such Notice of Swingline Refunding related. The Borrowers, jointly and severally, irrevocably and unconditionally agree that, notwithstanding anything to the contrary contained in this Agreement, Revolving Credit Loans made as herein provided in response to a Notice of Swingline Refunding shall constitute Revolving Credit Loans hereunder consisting of Prime Rate Loans.

         (b) If, prior to the time a Revolving Credit Loan would otherwise have been made as provided above as a consequence of a Notice of Swingline Refunding, one or more of the Banks shall determine that it is legally prohibited from making a Revolving Credit Loan under such circumstances, each Bank (other than the Agent) so prohibited shall, on the date such Revolving Credit Loan would have been made by it (the "Purchase Date"), purchase an undivided participating interest in the outstanding Swingline Loans to which such Notice of Swingline Refunding related, in an amount (the "Swingline Participation Amount") equal to such Bank's Ratable Portion of such Swingline Loans. On the Purchase Date, each such Bank or each such Bank so prohibited, as the case may be, shall pay to the Agent, in immediately available funds, such Bank's Swingline Participation Amount, and promptly upon receipt thereof the Agent shall, if requested by such other Bank, deliver to such Bank a participation interest in such Swingline Loan and its Swingline Participation Amount in respect thereof. If any amount required to be paid by a Bank to the Agent pursuant to the above provisions in respect of any Swingline Participation Amount is not paid on the date such payment is due, such Bank shall pay to the Agent on demand interest on the amount not so paid at the Fed Funds Rate from the due date until such amount is paid in full.

         (c) Whenever, at any time after the Agent has received from any other Bank such Bank's Swingline Participation Amount, the Agent receives any payment from or on behalf of a Borrower on account of the related Swingline Loans, the Agent will promptly distribute to such Bank its Ratable Share of such payment on account of its Swingline Participation Amount (appropriately adjusted, in the case of interest payment, to reflect the period of time during which such Bank's participating interest was outstanding and funded); PROVIDED, HOWEVER, that in the event such payment received by the Agent is required to be returned, such Bank will return to the Agent any portion thereof previously distributed to it by the Agent.

         (d) Each Bank's obligation to make Revolving Credit Loans and/or purchase participations in connection with a Notice of Swingline Refunding (which shall in all events be within such Bank's unutilized Commitment, taking into account all outstanding participations in connection with Swingline Refundings) shall be subject to the conditions that

                           (i) such Bank shall have received a Notice of Swingline Refunding complying with the provisions hereof; and

                           (ii) at the time the Swingline Loans which are the subject of such Notice of Swingline Refunding were made, the Agent had no actual written notice from another Bank that an Event of Default had occurred and was continuing;

but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Agent, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any other Bank or any other person, for any reason whatsoever; (B) the occurrence or continuance of a Possible Default or Event of Default; (C) any event or circumstance involving a

Material Adverse Effect upon the Borrowers or either of them; (D) any breach of this Agreement or any Related Writing by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

    SECTION 3.2  OPTIONAL REDUCTIONS; TERMINATION OF COMMITMENTS.

         The Borrowers may, at any time and without payment of premium or penalty except as set forth in Section 3.3, terminate in whole or from time to time in part reduce the Total Commitment Amount of the Banks by delivering to the Agent, not later than 12:00 noon (Cleveland, Ohio time) three (3) Banking Days immediately preceding the effective date of the reduction, a notice of such reduction (a "Reduction Notice"), in the form of Exhibit B-3 hereto, stating the amount by which the Total Commitment Amount is to be reduced and the effective date of such reduction. Each reduction shall be subject to the following: (i) each such reduction shall be in an aggregate principal amount of not less than Five Million Dollars ($5,000,000) or any integral multiple thereof and (ii) each such reduction shall be in an amount such that the Total Commitment Amount as so reduced, is not less than an amount equal to the aggregate of (A) the aggregate principal amount of the Revolving Credit Loans then outstanding hereunder plus
(B) the aggregate Risk Participation Exposure. The Borrowers shall not be permitted to reduce the Total Commitment Amount unless, concurrently with any reduction, the Borrowers shall make a principal payment on each Bank's then outstanding Revolving Credit Loans in an amount equal to the excess, if any, of such Revolving Credit Loans, PLUS the aggregate Risk Participation Exposure, OVER the Commitment of such Bank as so reduced. The Agent shall promptly notify each Bank of its proportionate amount and the date of each such reduction. From and after each such reduction, the Facility Fees payable hereunder shall be calculated upon the Commitments of the Banks as so reduced. Each reduction of the aggregate Commitments shall be made among the Banks in accordance with its Ratable Portion and shall be allocated ratably to the Shiloh Facility Commitment Amount and the Michigan Facility Commitment Amount. Any partial reduction in the Total Commitment Amount shall be irrevocable and effective during the remainder of the Commitment Period. If the Borrowers terminate in whole the Commitments of the Banks, on the effective date of such termination (the Borrowers having prepaid in full the unpaid principal balance, if any, of the Notes outstanding, together with all interest (if any) and Facility Fees accrued and unpaid and all other amounts due to the Agent or the Banks hereunder), all of the Notes outstanding shall be delivered to the Agent marked "Cancelled" and redelivered to the Borrowers.

         SECTION 3.3 REPAYMENTS AND PREPAYMENTS; PREPAYMENT COMPENSATION.

         (a) REPAYMENT. Shiloh and Michigan, respectively, shall repay to the Agent for account of the Banks the outstanding principal amount of the Revolving Credit Loans under the Shiloh Facility or the Michigan Facility, as the case may be, and the accrued and unpaid interest, Facility Fees and any other amounts owing to the Banks, or any thereof, under this Agreement on the last day of the Commitment Period or upon acceleration pursuant to
Section 11.1 or 11.2.

         (b) PERMITTED PREPAYMENTS. Except as set forth in Section 3.3(d), a Borrower may prepay, without penalty or premium, not later than 12:00 noon (Cleveland, Ohio time): (i) in the case of any LIBOR Loan, at least three (3) Banking Days' notice to the Agent prior to the date fixed for such prepayment;
(ii), in the case of any Prime Rate Loan, upon notice to the Agent not later than 12:00 noon (Cleveland, Ohio time) on the date fixed for such prepayment; and (iii), in the case of any Swingline Loan, upon notice to the Agent not later than 12:00 noon (Cleveland, Ohio time) on the date fixed for such prepayment, in each case stating the proposed date and aggregate principal amount of the prepayment, and, upon such notice, shall prepay the outstanding aggregate principal amount of the Revolving Credit Loans under the Shiloh Facility or the Michigan Facility, as the case may be, comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (w) each partial prepayment of LIBOR Loans under the Shiloh Facility shall be in an aggregate principal amount of Three Million Dollars ($3,000,000) or additional increments of One Million Dollars ($1,000,000) or any integral multiple thereof, (x) each partial prepayment of LIBOR Loans under the Michigan Facility shall be in an aggregate principal amount of One Million Dollars ($1,000,000) or any integral multiple thereof, (y) each partial prepayment of Prime Rate Loans shall be in an aggregate principal amount of Five Hundred Thousand Dollars ($500,000) or additional increments of One Hundred Thousand Dollars ($100,000) or any integral multiple thereof, and (z) each partial prepayment of Swingline Loans shall be in an aggregate principal amount of at least Five Hundred Thousand Dollars ($500,000). Any prepayment of any LIBOR Loans made on other than the last day of an Interest Period shall obligate the related Borrower to reimburse the Banks in respect thereof pursuant to Section 3.3(d). Upon receipt by the Agent of a notice pursuant to this Section 3.3(b), the Agent shall promptly forward a copy of such notice, by telecopier in the case of a prepayment of LIBOR Loans comprising Revolving Credit Borrowing, to each of the Banks.

         (c) MANDATORY PREPAYMENT. If on any Banking Day (i) the aggregate outstanding amount of the Revolving Credit Loans under the Shiloh Facility plus the aggregate Risk Participation Exposure plus the aggregate outstanding amount of Swingline Loans advanced to Shiloh exceeds the Shiloh Facility Commitment Amount then in effect, or (ii) the aggregate outstanding amount of the Revolving Credit Loans under the Michigan Facility plus the aggregate outstanding amount of Swingline Loans advanced to Michigan exceeds the Michigan Facility Commitment Amount then in effect, Shiloh or Michigan, as the case may be, shall on such day prepay an aggregate principal amount of the related Revolving Credit Loans in an amount at least equal to such excess, together with accrued interest to the date of such prepayment on the principal amount prepaid, to the Agent for the account of each of the Banks ratably in accordance with their Commitments.

         (d) PREPAYMENT COMPENSATION FOR LIBOR LOANS. In any case of prepayment of any LIBOR Loans comprising a Revolving Credit Borrowing, the Borrowers agree that if Adjusted LIBOR as determined as of 11:00 a.m. London time, two (2) Banking Days prior to the date of prepayment of any LIBOR Loans comprising a Revolving Credit Borrowing (hereafter, "Prepayment LIBOR") shall be lower than the last Adjusted LIBOR previously determined for those LIBOR Loans comprising a Revolving Credit Borrowing with respect to which prepayment is intended to be made (hereinafter, "Last LIBOR"), then the related Borrower shall, upon written notice by the Agent, promptly pay to the Agent, for the account of each of the Banks, in immediately available funds, compensation for such prepayment measured by a rate (the "LIBOR Prepayment Compensation Rate") which shall be equal to the difference between the Last LIBOR and the Prepayment LIBOR. In determining the Prepayment LIBOR, the Agent shall apply a rate equal to Adjusted LIBOR for a deposit approximately equal to the amount of such prepayment which would be applicable to an Interest Period commencing on the date of such prepayment and having a duration as nearly equal as practicable to the remaining duration of the actual Interest Period during which such prepayment is to be made. The LIBOR Prepayment Compensation Rate shall be applied to all or such part of the principal amounts of the Notes as related to the LIBOR Loans to be prepaid, and the prepayment compensation shall be computed for the period commencing with the date on which such prepayment is to be made to that date which coincides with the last day of the Interest Period previously established when the LIBOR Loans, which are to be prepaid, were made. In the event a Borrower cancels a Notice of Borrowing with respect to a Revolving Credit Borrowing comprised of LIBOR Loans subsequent to the delivery to the Agent of such notice, such cancellation shall be treated as a prepayment as to which the Banks shall be entitled to the aforementioned prepayment compensation for the full Interest Period which would have been in effect had such Notice of Borrowings not been cancelled; provided that, in such case, Prepayment LIBOR shall be measured on the date on which the Agent receives notice of cancellation and not two (2) Banking Days prior thereto.

         SECTION 3.4     FEES.

         (a) FACILITY FEE. Each Borrower agrees to pay to each Bank, through the Agent, at the dates specified herein, a facility fee (a "Facility Fee") at a rate per annum, determined on a daily basis, equal to the Applicable Fee Percentage for Facility Fees from time to time in effect as determined pursuant to Section 3.4(c) on the amount of the Commitment of such Bank in respect of the Shiloh Facility or the Michigan Facility, as the case may be, used or unused, determined on a daily basis. Such Facility Fee shall be payable (i) at the Closing Date, in respect of the period from the Closing Date through March 31, 1998; and (ii) on each July 1, October 1, January 1 and April 1 thereafter in respect of the immediately preceding Fiscal Quarter until the last day of the Commitment Period or any date on which the Commitment of such Bank shall be terminated or assigned in whole.

         (b) DETERMINATION OF APPLICABLE FEE PERCENTAGE. So long as no Event of Default shall exist, the Applicable Fee Percentage shall be adjusted as herein specified as of the first day of the Commitment Period and thereafter as of the first day of each calendar quarter during the Commitment Period (each a "Fee Adjustment Date") by reference to (A) the financial statements required by
Section 8.1(a) (or, in the case of the Fee Adjustment Date occurring on April 1 of each year, by Section 8.1(b)) for the period ending as of the last day of the Fiscal Quarter (or, in the case of the Fee Adjustment Date occurring on April 1 of each year, the Fiscal Year) immediately preceding such Fee Adjustment Date (each a "Fee Determination Date") and (B) a certificate complying with Section 8.1(c)(ii) certifying Shiloh's Consolidated Ratio of Funded Debt to EBITDA as of such Fee Determination Date. As of any such Fee Adjustment Date, the Applicable Fee Percentage for Facility Fees shall be the Applicable Fee Percentage therefor indicated in the definition of the term "Applicable Fee Percentage" corresponding to Shiloh's Consolidated Ratio of Funded Debt to EBITDA as of the Fee Determination Date applicable thereto. Any such adjustment of the Applicable Fee Percentage shall cease to be effective from the earlier of the next Fee Adjustment Date or the date on which an Event of Default shall occur. The Applicable Fee Percentage effective from such earlier date and from time to time thereafter shall be the Applicable Fee Percentage as may be applicable at such time pursuant to this Section 3.4(b); provided that, upon and during the continuance of an Event of Default the Applicable Fee Percentage shall immediately revert to 0.225% per annum for both such Fees.

         (c) RISK PARTICIPATION FEE. The Letter of Credit Bank shall share with the Banks, on a pro rata basis based on their respective Ratable Portions, a risk participation fee (the "Risk Participation Fee") in an amount equal to the per annum rate equal to the Applicable Loan Percentage in effect pursuant to
Section 3.5(b), TIMES the daily average amount of all Letters of Credit outstanding during each calendar quarter. The Letter of Credit Bank shall pay such Risk Participation Fees to the Agent for the account of the Banks on the last day of each calendar quarter, commencing with the calendar quarter in which the Commitment Period commences.

         (d) FEES NONREFUNDABLE. All fees set forth in this Section 3.4 and closing fees payable pursuant to Section 6.1(d) shall be paid on the date due, in immediately available funds, to the Agent for distribution, if and as appropriate, to the Banks and, once paid, none of such fees shall be refundable under any circumstances.

         SECTION 3.5                INTEREST.

         (a) REGULAR INTEREST. The Borrowers shall pay interest on the unpaid principal amount of each Loan made by each Bank from the date of such Loan until such principal amount shall be paid in full at the following times and rates per annum:

               (i)         PRIME RATE LOANS. During such periods as a
                           ----------------
                           Revolving Credit Loan is a Prime Rate Loan, a rate per annum equal at all times to the Prime Rate, payable quarterly, in arrears, on the last day of each calendar quarter and on the date such Prime Rate Loan shall be converted or paid in full and at maturity (whether by reason of acceleration or otherwise).

              (ii)         LIBOR LOANS. During such periods as a Revolving
                           -----------
                           Credit Loan is a LIBOR Loan, a rate per annum equal to the sum of the Adjusted LIBOR, PLUS the Applicable Loan Percentage in effect from time to time from and after each Interest Adjustment Date occurring on or prior to the date of the making, the conversion or the continuation of such Loan, as the case may be, in accordance with Section 3.1(h), payable (A) on the last day of each Interest Period and (B) if such Interest Period has a duration of more than three months, three months after the first day of such Interest Period and (C) on the date such LIBOR Loan shall be converted to a Prime Rate Loan or to a LIBOR Loan of a different Interest Period or paid in full and at maturity (whether by reason of acceleration or otherwise).

(b) APPLICABLE LOAN PERCENTAGE; TERMS OF ADJUSTMENT.

         (i) COMMENCEMENT; CONDITIONS. So long as no Event of Default shall exist, the Applicable Loan Percentage shall be adjusted as herein specified as of the first day of the Commitment Period and as of the first day of the calendar month (each an "Interest Adjustment Date") commencing after the date the Agent shall have received (A) financial statements required by Sections 8.1(a) or 8.1(b) for the period ending as of the last day of the Fiscal Quarter or Fiscal Year immediately preceding such Interest Adjustment Date (each a "Determination Date") and (B) a certificate complying with Section 8.1(c)(ii) certifying Shiloh's Consolidated Ratio of Funded Debt to EBITDA as of any such Determination Date.

         (ii) CALCULATION AND DURATION OF ADJUSTMENT. On each Interest Adjustment Date the Applicable Loan Percentage shall be the Applicable Loan Percentage indicated in the definition of the term "Applicable Loan Percentage" corresponding to Shiloh's Consolidated Ratio of Funded Debt to EBITDA as of the Determination Date applicable thereto. Any such adjustment of the Applicable Loan Percentage shall cease to be effective commencing on the earliest of (x) the next Interest Adjustment Date, (y) the Banking Day following the day on which the financial statements required to be delivered under Section 8.1(a) or 8.1(b), as the case may be, for the period ending as of the last day of the Fiscal Quarter or Fiscal Year immediately preceding the date upon which the then Applicable Loan Percentage shall cease to be effective or (z) the date upon which an Event of Default shall occur. The Applicable Loan Percentage effective from such earlier date and from time to time thereafter shall be the Applicable Loan Percentage as may be applicable at such time pursuant to this Section 3.5(b); provided, however, that (A) if an Event of Default (other than an Event of Default under Section 10.1) shall occur, the Applicable Loan Percentage shall be 2.0% per annum in excess of the rate per annum required to be paid on such Loans immediately prior to the date on which such Event of Default shall have occurred and (B) if an Event of Default under Section 10.1 shall occur, the interest rate shall be the interest rate in effect pursuant to Section 3.5(c).

    (c) DEFAULT INTEREST. If any principal, interest or fees due under this Agreement shall not be paid when due or if any Revolving Credit Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein contained, the principal thereof and the unpaid interest and fees thereon shall bear interest, payable on demand, for Prime Rate Loans and LIBOR Loans, at a rate per annum which shall be equal at all times to the greater of (x) two percent (2.0%) in excess of the rate per annum required to be paid on such Loans immediately prior to the date on which such amount became due or (y) two percent (2.0%) in excess of the Prime Rate from time to time in effect. The Borrowers acknowledge that this calculation will result in the accrual of interest on interest and the Borrowers expressly consent and agree to this provision.

    (d) INTEREST RATE DETERMINATION.

               (i) AGENT DETERMINATION; NOTICE. The Agent shall determine the
                   Adjusted LIBOR in accordance with the
                    definition of LIBOR Rate and Adjusted LIBOR set forth in
                    Section 1.1. The Agent shall give prompt notice to the Borrowers and the Banks of the applicable interest rate determined by the Agent for purposes of Section 3.5(a)(i) or
                    (ii) or (iii).

           (ii)     FAILURE OF BORROWERS TO ELECT. If no Interest
                    -----------------------------
                    Period is specified in any Notice of Borrowing for any LIBOR Rate Loans comprising a Revolving Credit Borrowing, the Borrowers shall be deemed to have selected an Interest Period with a duration of one month with respect to LIBOR Loans. If the Borrowers shall not have given notice in accordance with Section 3.1(h) to continue any LIBOR Rate Loans comprising a Revolving Credit Borrowing into a subsequent Interest Period (and shall not have otherwise delivered a Rate Conversion/Continuation Request in accordance with Section 3.1(h) to convert such Loans), subject to the limitations set forth in Section 3.1(h), such LIBOR Rate Loans shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically shall be converted to Prime Rate Loans.

         SECTION 3.6 PAYMENTS AND COMPUTATIONS.

    (a) PAYMENTS. The Borrowers shall make each payment hereunder and under the Notes with respect to principal of, interest on, and other amounts relating to Revolving Credit Loans, not later than 11:00 A.M. (Cleveland, Ohio time) on the day when due in dollars to the Agent in immediately available funds by deposit of such funds to the Agent's account maintained at the Payment Office. Payments received after 12:00 noon (Cleveland, Ohio time) on any day shall be deemed to have been received on the next succeeding Banking Day. The Agent will promptly thereafter, on the same Banking Day, cause to be distributed like funds relating to the payment of principal, interest, Facility Fees or other fees or other amounts which may be received in respect of the Obligations of the Borrowers under this Agreement ratably (other than as provided in Section 3.4(f) and amounts payable pursuant to Section 3.4(e) and 3.4(g) solely to the Agent or the Letter of Credit Bank, as the case may be) to each of the Banks for the account of its respective Lending Office, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Lending Office. The funds so distributed to each Bank shall in each case be applied by such Bank in accordance with the terms of this Agreement.

         (b) AUTHORIZATION TO CHARGE ACCOUNT. If and to the extent payment owed to any Bank is not made when due hereunder or under the Note held by such Bank, the Borrowers hereby authorize such Bank to charge from time to time against any or all of the

Borrowers' general deposit accounts with such Bank any amount so due.

    (c) COMPUTATIONS OF INTEREST AND FEES. All computations of interest, commitment fees and letter of credit fees and all other fees shall be made by the Agent, (i) in the case of LIBOR Loans, on the basis of a year of 360 days, and (ii) in the case of Prime Rate Loans, on the basis of a year of 365/366 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 3.7, by a Bank) of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

    (d) PAYMENT NOT ON BANKING DAY. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, except, that, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next following calendar month, such payment shall be made on the immediately preceding Banking Day. Any such extension or reduction of time shall in such case be included in the computation of payment of interest or Facility Fee, as the case may be.

         (e) PRESUMPTION OF PAYMENT IN FULL BY BORROWERS. Unless the Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Banks hereunder that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers will make or have made such payment in full to the Agent on such date. In reliance upon such assumption, the Agent may, but shall not be obligated to, distribute to each Bank on such due date the amount then due such Bank. If and to the extent the Borrowers shall not have made such payment in full to the Agent, each Bank shall repay to the Agent promptly upon demand the amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate plus the amount of any costs, expenses, liabilities or losses incurred by the Agent in connection with its distribution of such funds.

         SECTION 3.7 RESERVES; TAXES; INDEMNITIES.

         (a) RESERVES OR DEPOSIT REQUIREMENTS. If at any time any Law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of Law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) in question) against assets held by, or deposits in or for the amount of any loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder LIBOR Loans or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Loans, then upon demand by such Bank the Borrowers shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loans. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.7(a), setting forth the calculations therefor, shall be promptly submitted by such Bank to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the related Borrower, upon at least three (3) Banking Days' prior written notice to such Bank through the Agent, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall entitle the Banks to the prepayment compensation provided for in Section 3.3 hereof. Each Bank will notify the Borrowers as promptly as practicable (with a copy thereof delivered to the Agent) of the existence of any event which will likely require the payment by the Borrowers of any such additional amount under this Section.

         (b) IMPOSITION OF TAXES. In the event that by reason of any Law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of Law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any LIBOR Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the Borrowers stating the reasons therefor. The Borrowers shall thereafter pay to such Bank upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loans, as additional consideration hereunder, such additional amounts as will fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, the Borrowers, upon at least three (3) Banking Days prior written notice to such Bank through the Agent, may prepay the affected LIBOR Loans in full or convert all LIBOR Loans to Prime Rate Loans regardless of the Interest Period of any thereof. Any such prepayment or conversion shall entitle the Banks to prepayment compensation provided for in Section 3.3 hereof.

         (c) EURODOLLAR DEPOSIT UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loans, in the event that the Agent or any Bank shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loans are not available to the Reference Bank in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR rate applicable to such Interest Period, as the case may be, the Agent or such Bank shall promptly give notice of such determination to the Borrowers and (i) any notice of new LIBOR Loans (or conversion of existing loans to LIBOR Loans) previously given by the Borrowers and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make Prime Rate Loans, and (ii) the Borrowers shall be obligated either to prepay or to convert any outstanding LIBOR Loans on the last day of the then current Interest Period or Periods with respect thereto. Any such prepayment or conversion shall entitle the Banks to prepayment compensation provided for in Section 3.3 hereof.

         (d) INDEMNITY. Without prejudice to any other provisions of this
Article 3, the Borrowers hereby jointly and severally agree to indemnify each Bank against any loss or expense which such Bank may sustain or incur as a consequence of any default by the Borrowers in payment when due of any amount due hereunder in respect of any LIBOR Loan, including, but not limited to, any loss of profit, premium or penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to the Borrowers and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

    (e) CHANGES IN LAW RENDERING LIBOR LOANS UNLAWFUL. If at any time any new Law, treaty or regulation, or any change in any existing Law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Loans which it is committed to make hereunder with moneys obtained in the Eurodollar market, the commitment of such Bank to fund LIBOR Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to the Borrowers and the Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify the Borrowers and the Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any LIBOR Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Borrowers, the Agent and the other Banks thereof in writing stating the reasons therefor, and the Borrowers shall, on the earlier of (i) the last day of the then current Interest Period or (ii) if required by such Law, regulation or interpretation, on such date as shall be specified in such notice, either convert all LIBOR Loans to Prime Rate Loans to the extent permissible under this Agreement or prepay all LIBOR Loans to the Banks in full. Any such prepayment or conversion shall entitle the Banks to prepayment compensation as provided in
Section 3.3 hereof.

         (f) FUNDING. Each Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

         SECTION 3.8 CAPITAL ADEQUACY. If any Bank shall have determined, that, whether in effect at the date of this Agreement or hereafter in effect, any applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of Law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital allocated to the transactions contemplated by this Agreement (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its holding company) for such reduction. Each Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Within four (4) months following the date such certificate is furnished claiming compensation by any such Bank (the "Affected Bank"), the Borrowers may replace the Affected Bank with a lending institution satisfactory to the Agent (the consent to which may not be unreasonably withheld by the Agent), upon such terms and conditions as are satisfactory to the Majority Banks. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section 3.8 shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the Law, regulation or other condition which shall have been imposed.

         SECTION 3.9 TAXES.

    (a) TAXES; WITHHOLDING. Any and all payments by the Borrowers hereunder, under the Notes or the other Related Writings shall be made, in accordance with the provisions of Article 3, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the Laws of which such Bank is organized or any political subdivision thereof (all such non- excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as Taxes). If the Borrowers shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.9) such Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Law. All such Taxes shall be paid by the Borrowers prior to the date on which penalties attach thereto or interest accrues thereon; provided, however, that, if any such penalties or interest become due, the Borrowers shall make prompt payment thereof to the appropriate governmental authority. The Borrowers, jointly and severally, shall indemnify each Bank for the full amount of such Taxes (including any Taxes on amounts payable under this Section 3.9) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Any indemnification payment shall be made within thirty (30) days from the date the Bank makes written demand therefor.

    (b) STAMP TAXES. The Borrowers, jointly and severally, agree to pay, and will indemnify each Bank and the Agent for, any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

    (c) OTHER TAXES. The Borrowers, jointly and severally, will indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.10) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any indemnification payment shall be made within thirty (30) days from the date such Bank or the Agent (as the case may be) makes written demand therefor.

    (d) REMOVAL OF BANK. Within four (4) months following the date the Agent or a Bank shall make a written demand for Taxes or Other Taxes pursuant to this
Section 3.9, the Borrowers may replace the Affected Bank with a lending institution satisfactory to the Agent (the consent to which may not be unreasonably withheld by the Agent), upon such terms and conditions as are satisfactory to the Majority Banks (exclusive of each Affected Bank and be computed without consideration of the Commitment of each such Affected Bank). Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

    (e) REQUEST FOR REFUND. At the reasonable request of the Borrowers, a Bank or the Agent shall apply at the Borrower's expense for a refund in respect of Taxes or Other Taxes previously paid by the Borrowers pursuant to this Section
3.9 if in the opinion of such Bank or the Agent there is a reasonable basis for such refund. Notwithstanding the foregoing, none of the Banks or the Agent shall be obligated to pursue such refund if, in its sole good faith judgment, such action would be disadvantageous to it. If any Bank subsequently receives from a taxing authority a refund of any Tax previously paid by the Borrowers and for which the Borrowers have indemnified the Bank pursuant to this Section 3.9, such Bank shall within thirty (30) days after receipt of such refund, and to the extent permitted by applicable Law, pay to the Borrowers the net amount of any such recovery after deducting taxes and reasonable expenses attributable thereto.

    (f) EXEMPTION CERTIFICATE. Not later than the commencement of the Commitment Period or, in the case of any bank or financial institution that becomes a Bank after such date, pursuant to Article 13, the date of the instrument of assignment pursuant to which such bank or financial institution became a Bank, and annually on each Anniversary Date thereafter or at such other times as the Agent or the Borrowers may request, (i) each Bank organized under the Laws of a jurisdiction outside the United States shall provide the Agent and the Borrowers with duly completed copies of Form 1001 or Form 4224 or any successor form prescribed by the Internal Revenue Service of the United States certifying that such Bank is exempt from United States withholding taxes with respect to all payments to be made to such Bank hereunder or other document satisfactory to the Borrowers and the Agent indicating that all payments to be made to such Bank hereunder are not subject to such taxes and
(ii) each other Bank shall provide the Agent and the Borrowers with a written statement that it is not a non-resident alien or foreign corporation and which otherwise satisfies Treasury Regulation Section 1.1441-5(13) or any successor regulation under the Internal Revenue Code (each such certificate or statement, an "Exemption Certificate"). Unless the Agent and the Borrowers have received an Exemption Certificate from such Bank, the Borrowers, or the Agent if the Borrowers have not withheld, may withhold taxes from such payments at the applicable statutory rate (subject, in the case of the Borrowers to the requirements of Section 3.9(a)); provided, however, that if the Borrowers has withheld it shall so notify the Agent. If the Borrowers are required to pay additional amounts to any Bank pursuant to this Section 3.9, such Bank shall use reasonable efforts to designate a different Lending Office if such designation will thereafter avoid the need for any additional payments under this Section
3.9 and will not, in the sole judgment of such Bank, be otherwise disadvantageous to such Bank. A Bank which ceases to be exempt from United States withholding taxes shall notify the Agent and the Borrowers promptly thereof.

         (g) FURNISHING OF CERTIFICATE. Within 30 days after the date of any payment of Taxes, the Borrowers will furnish to the Agent, at its address set forth on the signature page of the Agent to this Agreement or such other address as the Agent notifies the Banks, the original or a certified copy of a receipt evidencing payment thereof. The Borrowers, jointly and severally, hereby represent and warrant to the Agent and each of the Banks that no Taxes are payable in respect of any payment made hereunder. If Taxes ever become payable in respect of any payment hereunder or under the Notes made during a Fiscal Quarter, thereafter the Borrowers will furnish to the Agent, within (30) days after the end of such Fiscal Quarter, at such address, a certificate from the Borrowers stating that any payments made during such Fiscal Quarter are exempt from or not subject to Taxes.

         (h) SURVIVAL OF PROVISION. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and liabilities of the Borrowers contained in this Section 3.9 shall survive the payment in full of the outstanding Revolving

Credit Loans, Facility Fees, Risk Participation Fees, interest and termination of the Commitments hereunder.

                                    ARTICLE 4
                               PRO RATA TREATMENT

         SECTION 4.1 PRO RATA TREATMENT. Except as required by Section 3.7 or
Section 11.4(b) or as permitted under Section 3.9, each Revolving Credit Borrowing, each payment or prepayment of principal of any Revolving Credit Borrowing, each payment of interest on the Revolving Credit Loans, each payment of the Facility Fees, each payment of Risk Participation Fees, each reduction of the Commitments, each Rate Conversion or Rate Continuation of Revolving Credit Loans comprising a Revolving Credit Borrowing shall be allocated among the Banks in accordance with each Bank's Ratable Portion of the Total Commitment Amount (or if the Commitments shall have expired or been terminated, in accordance with the respective principal amounts of each Bank's Revolving Credit Loans).

                                    ARTICLE 5
                                LETTERS OF CREDIT

         SECTION 5.1  LETTERS OF CREDIT.

         (a) ISSUANCE. Subject to the terms and conditions set forth this Agreement, upon written request from the Borrowers, a copy of which is delivered to the Agent, the Letter of Credit Bank will issue, for the account of either Borrower, on or at any time after the commencement of the Commitment Period but prior to the earliest of (i) fifteen (15) days prior to the last day of the Commitment Period or (ii) the date on which the Banks' Commitments are terminated in full, whether pursuant to Section 3.2 or Article 11 hereof or otherwise, Letters of Credit in such form as the Borrowers and the Letter of Credit Bank may agree, but in no case having a final expiry date later than fifteen (15) Banking Days prior to last day of the Commitment Period, and in all cases in compliance with all applicable provisions of Law; provided, however, that, in no event shall (x) the aggregate Risk Participation Exposure exceed the LC Sublimit or (y) the aggregate principal amount of all Revolving Credit Loans plus the aggregate Risk Participation Exposure exceed the Total Commitment Amount.

         (b) REIMBURSEMENT OBLIGATIONS. Each Letter of Credit issued by the Letter of Credit Bank hereunder shall be issued pursuant to the Letter of Credit Bank's standard and customary form MASTER LETTER OF CREDIT AGREEMENT (or equivalent agreement otherwise named) then in use and shall identify: (i) the respective dates of issuance and expiry of such Letter of Credit (which date of expiry shall not be greater than one (1) year after its issuance), (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary and account party of such Letter of Credit and (iv) the drafts and other documents (if any) necessary to be presented to the Letter of Credit Bank upon a drawing thereunder. To the extent that any of the terms of the above-referenced master agreement conflict with the terms of this Agreement, the terms of this Agreement shall control.

    (c) PAYMENT OF LETTER OF CREDIT OBLIGATIONS. Each Borrower hereby agrees to pay the Letter of Credit Bank, on demand, the amount of each drawing under any Letter of Credit issued by the Letter of Credit Bank for the benefit of such Borrower pursuant to this Section, plus interest from the date of such drawing until paid in full to the Letter of Credit Bank by such Borrower or pursuant to
Section 5.2(b) hereof, at an annual rate equal to the Prime Rate from time to time in effect.

         SECTION 5.2  LETTER OF CREDIT BANK RELATIONSHIP WITH BANKS.

         (a) RISK PARTICIPATION. The Letter of Credit Bank hereby agrees that it will sell simultaneously with the issuance of each Letter of Credit, and each other Bank hereby agrees that it will buy simultaneously with the issuance of each Letter of Credit (subject to the following sentence) a participation in any payment which the Letter of Credit Bank makes for the account of the Borrower under any such Letter of Credit or acceptance for which payment the Letter of Credit Bank is not otherwise immediately reimbursed by the Borrowers in an amount equal to such Bank's Ratable Portion. The aggregate principal amount of all outstanding Revolving Credit Loans of such Bank plus such Bank's aggregate Risk Participation Exposure (after taking into effect such Bank's Ratable Portion of the risk participation created under this Section 5.2) shall not exceed such Bank's Commitment in effect from time to time. The sale of the risk participation by the Letter of Credit Bank and the purchase thereof by each Bank, respectively, shall occur simultaneously with and shall be evidenced by each Letter of Credit.

    (b) REIMBURSEMENT OF LETTER OF CREDIT BANK. The Letter of Credit Bank will notify the Agent, who will promptly notify each other Bank, if the Letter of Credit Bank makes any payment under any Letter of Credit. Upon demand by the Agent each such other Bank shall pay to the Agent that Bank's Ratable Portion of each such payment made by the Agent. Each such payment shall for all purposes hereunder be deemed to be an Prime Rate Loan (it being understood that (i) each Bank's obligation to make such payment is absolute and unconditional and shall not be affected by any event or circumstance whatsoever, including the occurrence of any Possible Default hereunder or the failure of any condition precedent set forth in Article 7 to be satisfied and (ii) each such payment shall be made without any offset, abatement, withholding or reduction whatsoever). In addition, upon demand by the Letter of Credit Bank through the Agent, each other Bank will pay an amount equal to such Bank's pro rata share of all costs and expenses not reimbursed by the Borrowers which have been incurred or made by the

Letter of Credit Bank as the result of, or in connection with, any action including, but not limited to, legal action which may be taken by Agent to obtain reimbursement for payments made by Agent under any Letter of Credit.

    (c) RIGHTS AND OBLIGATIONS OF LETTER OF CREDIT BANK. Neither the Letter of Credit Bank, nor any of its correspondents, shall be responsible, provided it has exercised reasonable care, as to any document presented under a Letter of Credit, or any renewal or extension thereof, which appears to be regular on its face and appears on its face to conform to the terms of the Letter of Credit and to make reasonable reference thereto, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or to any renewal or extension thereof, or failure of documents not clearly specified in the Letter of Credit to accompany any instrument at negotiation, or for failure of any person to note the amount of any draft on the reverse of the Letter of Credit or on any renewal or extension thereof. Any action, inaction or omission on the part of the Letter of Credit Bank or any of its correspondents, under or in connection with any Letter of Credit or any renewal or extension thereof or the related instruments or documents, if in good faith and in conformity with such Laws, regulations or customs as are applicable and the terms of this
Section 5.2, shall be binding upon the Borrowers and shall not place the Letter of Credit Bank or any of its correspondents under any liability to the Borrower, in the absence of negligence by the Letter of Credit Bank or its correspondents. The Letter of Credit Bank's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of Law or contract.

    (d) EFFECT OF APPLICABLE LAW OR CUSTOM. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided, be governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any subsequent revisions thereof.

    (e) TERMINATION OF LETTER OF CREDIT COMMITMENT. In the event that (i) any restriction is imposed on the Letter of Credit Bank (including, without limitation, any legal lending or acceptance limits imposed by the United States of America or any political subdivision thereof) which in the judgment of the Letter of Credit Bank after consultation with the Borrowers would prevent the Letter of Credit Bank from issuing Letters of Credit or maintaining its commitment to issue Letters of Credit or (ii) there shall have occurred, at any time during the term of this Agreement (A) any adverse change or a development involving a prospective adverse change affecting the condition of the Borrowers which would materially impair the ability of the Borrowers to meet their obligations under this Article 5, (B) any outbreak of hostilities or other national or international crisis or change in economic conditions if the effect of such outbreak, crisis or change would make the creation of Letters of Credit or the discount or sale thereof impracticable, or (C) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which would materially and adversely affect the ability of the Borrowers to perform its obligations under this Agreement, then the Letter of Credit Bank, through the Agent, in the case of the occurrence of any event described above, shall give written notice of the occurrence of such event to the Borrowers and the Banks, whereupon the commitment of the Letter of Credit Bank to issue Letters of Credit shall terminate on the effective date of such notice. The Borrowers shall forthwith pay to the Letter of Credit Bank all obligations in respect of Letters of Credit on the date of drawing of such Letter of Credit.

         SECTION 5.3 RESIGNATION AND REMOVAL OF LETTER OF CREDIT BANK. The Letter of Credit Bank (or any successor) may at any time resign as such by giving thirty (30) days' prior written notice to the Agent, the Borrowers and each Bank; and the Majority Banks may remove the Letter of Credit Bank at any time with or without cause by giving written notice to the Agent, the Letter of Credit Bank and the Borrowers. In any such case, the Majority Banks may appoint a successor to the resigned or removed Letter of Credit Bank (the "Former LC Bank"), provided that the Majority Banks obtain the Borrowers' prior written consent to the successor (which consent shall not be unreasonably withheld), by giving written notice to the Agent, the Borrowers, the Former LC Bank and each Bank not participating in the appointment; provided, however, that, if at the time of the proposed resignation or removal of a Letter of Credit Bank, either Borrower is the subject of an action referred to in Section 10.9 or an Event of Default shall have occurred and be continuing, the Borrowers' consent shall not be required. In the absence of a timely appointment, the Former LC Bank shall have the right (but not the duty) to make a temporary appointment of any Bank (but only with that Bank's consent) to act as its successor pending an appointment pursuant to the immediately preceding sentence. In either case, the successor Letter of Credit Bank shall deliver its written acceptance of appointment to the Borrowers, the Agent, each Bank and the Former LC Bank, whereupon (a) the Former LC Bank shall execute and deliver such assignments and other writings as the successor Letter of Credit Bank may reasonably require to facilitate its being and acting as the Letter of Credit Bank, (b) the successor Letter of Credit Bank shall in any event automatically acquire and assume all the rights and duties as those prescribed for the Letter of Credit Bank by this
Article 5 and (c) the Former LC Bank shall be discharged from its duties and obligations under this Agreement and the Related Writings. Notwithstanding anything to the contrary contained in the foregoing, the Former LC Bank shall continue to enjoy all of the rights and remedies (as against the Borrowers and the other

Banks) provided to the Letter of Credit Bank hereunder with respect to any and all Letters of Credit which are outstanding on the effective date of its resignation or removal and which are not replaced by Letters of Credit issued by its successor or otherwise cancelled.

                                    ARTICLE 6
              OPENING COVENANTS; CONDITIONS TO INITIAL CREDIT EVENT

    SECTION 6.1 OPENING COVENANTS. Prior to or concurrently with the execution and delivery of this Agreement, the Borrowers shall furnish to Agent originals or copies for delivery to each Bank and the Letter of Credit Bank of the following:

      (a) BORROWER CERTIFICATES. (i) A certificate executed by an authorized officer of Shiloh and a secretary or assistant secretary of Shiloh certifying
(a) the resolutions of the Board of Directors of Shiloh authorizing the execution, performance and delivery of this Agreement, the Notes and all other Related Writings, (b) the names and signatures of the officers of Shiloh executing or attesting to such documents, and (c) the absence of any Event of Default or Possible Default; and (ii) a certificate executed by an authorized officer of a holder of a membership interest in Michigan and a secretary or assistant secretary of a holder of a membership interest in Michigan certifying
(a) the resolutions of the holders of the membership interests in Michigan authorizing the execution, performance and delivery of this Agreement, the Notes and all other Related Writings, (b) the names and signatures of the officers of the holders of the membership interests in Michigan executing or attesting to such documents, and (c) the absence of any Event of Default or Possible Default;

    (b) SUBSIDIARY CERTIFICATES. A certificate executed by an authorized officer of each Subsidiary and a secretary or assistant secretary of such Subsidiary certifying (a) the resolutions of the Board of Directors of the such Subsidiary authorizing the execution, performance and delivery of the Guaranty of Payment and all other Related Writings to which it is a party, and (b) the names and signatures of the officers of such Subsidiary executing or attesting to the Guaranty of Payment;

         (c) GOOD STANDING CERTIFICATES. Certificates of good standing for each Borrower and each Subsidiary, certified by the office of the Secretary of State or other similar official of the state of incorporation of such entities;

         (d) PAYMENT OF AGENT'S LEGAL FEES. Evidence of payment to the Agent, for its own account, of the reasonable legal fees and expenses of the Agent.

         SECTION 6.2 PRIOR TO INITIAL CREDIT EVENT. Prior to or concurrently with the occurrence of the Initial Credit Event, the

Borrowers shall furnish to Agent originals or copies for delivery to each Bank and the Letter of Credit Bank of the following:

         (a) REVOLVING CREDIT NOTES. Revolving Credit Notes, in favor of each of the Banks, in the principal amount of such Bank's Ratable Portion of the Shiloh Facility Commitment Amount and the Michigan Facility Commitment Amount, each duly executed by the respective Borrower;

         (b) GUARANTIES OF PAYMENT. A Guaranty of Payment of all Debt incurred by Shiloh to the Banks pursuant to this Agreement, in the form of Exhibit C hereto, executed and delivered to the Banks by each Subsidiary of Shiloh; and a Guaranty of Payment of all Debt incurred by Michigan to the Banks pursuant to this Agreement, in the form of Exhibit C hereto, executed and delivered to the Banks by Shiloh.

         (c) EXISTING CREDIT FACILITIES. Contemporaneously with the Initial Credit event hereunder, the Borrowers shall have terminated the commitments of the lenders under their respective Revolving Credit Agreements, dated April 16, 1996, as amended, and prepaid (with such exceptions as may be agreed to by the Agent and the Banks) all borrowings thereunder;

         (d) CREDIT REQUEST AND DISBURSEMENT DIRECTION LETTER. To the extent, if any, that an advance of Loans on such date is to be requested, a Notice of Borrowing and a letter from the Borrowers directing the Agent to disburse the proceeds of the initial Revolving Credit Borrowing;

         (e) LEGAL OPINION. A favorable opinion of counsel for the Borrowers, in form and substance reasonably acceptable to the Agent;

         (f) BORROWER CERTIFICATE. A certificate executed by an authorized officer of the Borrowers and a secretary or assistant secretary of the Borrowers certifying the absence of any Event of Default or Possible Default; and

         (g) MASTER LETTER OF CREDIT AGREEMENT. The Master Letter of Credit Agreement referred to in Section 5.1(b), above, duly executed by the Borrowers.

                                    ARTICLE 7
                         CONDITIONS TO ALL CREDIT EVENTS

    On the date of each Credit Event, such Credit Event shall constitute a joint and several representation and warranty by the Borrowers that the following are and will be true as of such date:

    SECTION 7.1 REPRESENTATION BRINGDOWN. The representations and warranties contained in Article 9 (other than the representation in the last sentence of Section 9.5 in the case of any Credit Event involving only a Rate Continuation or a Rate Conversion) are true and correct in all respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

    SECTION 7.2 COMPLIANCE WITH AGREEMENT. The Borrowers and each of their Subsidiaries shall be in compliance with all other terms and provisions set forth herein and in each other Related Writing on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Possible Default shall have occurred and be continuing; and

    SECTION 7.3 NO MATERIAL ADVERSE CHANGE. There has been no event since the date hereof which would or might reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 8
                                    COVENANTS

         From and after the Closing Date through the commencement of the Commitment Period and for so long thereafter as any of the Obligations remain unpaid and outstanding, or any Bank shall have any Commitments outstanding, or any Revolving Credit Loans shall remain unpaid, the Borrowers, jointly and severally, agree to perform and observe and to cause each Subsidiary to perform and observe, all of the following provisions:

         SECTION 8.1 FINANCIAL STATEMENTS.

         (a) QUARTERLY FINANCIAL STATEMENTS. Shiloh will furnish to each Bank promptly and in any case within fifty (50) days after the end of each of the first three (3) Fiscal Quarters of each of its Fiscal Years, unaudited consolidated and consolidating balance sheets of Shiloh and its Subsidiaries as at the end of that period and the related unaudited consolidated and consolidating statements of income and cash flows, all prepared in accordance with generally accepted accounting principles and otherwise in form and detail satisfactory to each Bank and certified by a financial officer of Shiloh.

         (b) ANNUAL FINANCIAL STATEMENTS. Shiloh will furnish to each Bank promptly and in any case within one hundred (100) days after the end of each of its Fiscal Years, a complete annual audit report of Shiloh and its Subsidiaries for that year, prepared on a consolidated basis, in accordance with generally accepted accounting principles except as disclosed therein, and in form and detail satisfactory to each Bank and certified by an independent public accountant satisfactory to such Bank, and an unaudited consolidating balance sheet of Shiloh and its Subsidiaries as at the end of year and the related unaudited consolidated and consolidating statements of income and cash flows, all prepared in accordance with generally accepted accounting principles except as disclosed therein, and in form and detail satisfactory to each Bank.

         (c) OFFICER'S CERTIFICATES. Each Borrower will furnish to each Bank, promptly upon each Bank's written request, such other information about the financial condition, properties and operations of such Borrower and its Subsidiaries as such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to such Bank and certified by a financial officer of such Borrower or the Subsidiary in question and such Borrower will in any event furnish to each Bank the following:

         (i) concurrently with the financial statements delivered in connection with clause (a) and (b) above, a certificate of a responsible financial officer of Shiloh, certifying that (A) to his knowledge and belief, those financial statements fairly present in all material respects the financial condition and results of operations of Shiloh and its Subsidiaries (subject, in the case of interim financial statements, to routine year-end audit adjustments) and (B) no Possible Default then exists or if any does, a brief description thereof and of the Borrowers' intentions in respect thereof, and

         (ii) within fifty (50) days after the end of any Fiscal Quarter and within one hundred days (100) after the end of any Fiscal Year, a certificate of a responsible financial officer of Shiloh, in the form of Exhibit E hereto, setting forth the calculations necessary to determine whether or not the Borrowers are in compliance with Sections 8.16, 8.17 and 8.18.

         (d) PUBLICLY-FILED INFORMATION. Shiloh will furnish to each Bank, promptly when filed (in final form) or sent, copies of each registration statement (other than on Form S-8) and annual, quarterly or current reports that Shiloh or any of its Subsidiaries files with the SEC.

         SECTION 8.2  NOTICE.

         (a) NOTICE OF DEFAULT; MISREPRESENTATION. Each Borrower shall give each Bank prompt written notice as soon as possible, and in any event within three
(3) days after any responsible officer of such Borrower or any Subsidiary obtains knowledge thereof, of (i) the occurrence of any Possible Default or of any development which in such officer's reasonable belief would or might reasonably be expected to result in a Material Adverse Effect, setting forth the details of such Possible Default or such development and the action that such Borrower has taken or proposes to take with respect thereto or (ii) any litigation or governmental or regulatory proceeding against such Borrower or a Subsidiary which is likely to have a Material Adverse Effect or a Material Adverse Effect on the ability of either Borrower or any Subsidiary to perform its obligations hereunder or under any Related Writing.

         (b) NOTICE OF DEFAULT UNDER ERISA. If a Borrower shall receive written notice from any ERISA Regulator or otherwise have actual knowledge that a Default under ERISA exists with respect to any Plan, such Borrower shall notify each Bank of the occurrence of such Default under ERISA within five (5) days after receiving such notice or obtaining such knowledge and shall: (i) so long as the Default under ERISA has not been corrected to the satisfaction of, or waived in writing by, the party giving notice, such Borrower shall thereafter treat as a current liability (if not otherwise so treated) all liability of such Borrower or its Subsidiary that would arise by reason of the termination of or withdrawal from such Plan if such Plan was then terminated, and (ii) within forty-five (45) days of the receipt of such notice or obtaining such knowledge, furnish to each Bank a PRO FORMA consolidated balance sheet of such Borrower as at the end of the immediately preceding Fiscal Quarter, adjusted to reflect the amount of the current liability referred to above, certified by the chief financial officer of such Borrower.

         (c) ENVIRONMENTAL REPORTING. Each Borrower shall give each Bank prompt, and in any event within ten (10) days of the date such Borrower or any of its Subsidiaries receives or transmits, as the case may be, copies of all material communications with any government or governmental agency relating to Environmental Laws.

      SECTION 8.3 INSURANCE. Each Borrower shall, and shall cause each of its Subsidiaries to, (a) keep itself and all of its insurable properties insured at all times to such extent, by such insurers, and against such hazards and liabilities as is generally and prudently done by like businesses, it being acknowledged that the insurance coverage in effect as of the date hereof satisfies the standards contemplated by this Section 8.3; and (b) promptly upon any Bank's written request, furnish to such Bank such information about any such insurance as such Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by an appropriate officer of such Borrower or the applicable Subsidiary.

      SECTION 8.4 MONEY OBLIGATIONS. Each Borrower shall pay, and shall cause each of its Subsidiaries to pay, in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings) for which such Borrower or its Subsidiaries may be or become liable or to which any or all of the properties of such Borrower or its Subsidiaries may be or become subject, and (b) all of its other obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith) before such payment becomes overdue.

      SECTION 8.5 RECORDS. Each Borrower shall, and shall cause each of its Subsidiaries to, (a) at all times maintain true and complete records and books of account and, without limiting the generality of the foregoing, maintain appropriate reserves for possible losses and liabilities, all in accordance with generally accepted accounting principles and (b) at all reasonable times and, unless an Event of Default shall have occurred and be continuing, upon reasonable prior notice permit each Bank to examine its books and records and to make excerpts therefrom and transcripts thereof.

      SECTION 8.6 FRANCHISES. Each Borrower shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, at all times its corporate existence, rights and franchises; PROVIDED, HOWEVER, that this Section
8.6 shall not prevent any merger or consolidation permitted by Section 8.9 hereof.

      SECTION 8.7 ERISA COMPLIANCE. Each Borrower shall not incur, and shall not permit any of its Subsidiaries to incur, any material accumulated funding deficiency within the meaning of the ERISA and the regulations thereunder, or any material liability to the Pension Benefit Guaranty Corporation, established thereunder in connection with any Plan. Each Borrower shall furnish, and shall cause each of its Subsidiaries to furnish to the Banks (i) simultaneously with a filing with the Pension Benefit Guaranty Corporation of a notice regarding any Reportable Event and in any event within thirty (30) days after such Borrower or any Subsidiary knows or has reason to know that any Reportable Event with respect to any Plan has occurred, a statement of any responsible financial officer of such Borrower or such Subsidiary setting forth details as to such Reportable Event and the action which such Borrower or such Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to such Borrower or such Subsidiary, (ii) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan established or maintained by such Borrower or any Subsidiary for each plan year, including (x) where required by Law, a statement of assets and liabilities of such Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year, certified by an independent public accountants of recognized standing satisfactory to the Majority Banks and (y) an actuarial statement of such Plan applicable to such plan year, certified by an enrolled actuary of recognized standing satisfactory to the Majority Banks, and (iii) promptly after receipt thereof a copy of any notice such Borrower or any Subsidiary or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by such Borrower or any Subsidiary; PROVIDED, HOWEVER, that this latter clause shall not apply to notices of general application promulgated by the Pension Benefit Guaranty Corporation or the Internal Revenue Service. Each Borrower shall notify, and shall cause each of its Subsidiaries to notify, the Banks promptly of any taxes assessed, proposed to be assessed or which such Borrower or any Subsidiary has reason to believe may be assessed against such Borrower or any Subsidiary by the Internal Revenue Service with respect to any Plan and any filing which relates to the withdrawal by such Borrower or any Subsidiary from a Multi-Employer Plan. As used in this subsection "material" means the measure of a matter of significance which shall be determined as being an amount equal to or greater than Five Percent (5%) of the Consolidated Net Worth of Shiloh as of any date of determination.

      SECTION 8.8 INVESTMENTS. Each Borrower shall not, and shall not permit any of its Subsidiaries to, (a) create any Subsidiary, except with the prior written consent of the Banks (which consent shall not be unreasonably withheld; except that any Bank may withhold its consent at such Bank's sole discretion if such Subsidiary shall not immediately thereafter become a Guarantor of Payment), (b) make or hold any investment in any common stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership (other than, in the case of Shiloh, its ownership of an interest in Michigan and Bing Blanking, LLC), (d) make or keep outstanding any advance or loan or (e) be or become a Guarantor of any kind; provided, however, that this Section 8.8 shall not apply to any of the following permitted exceptions (the "Permitted Exceptions"): (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business or (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank of the Federal Reserve System, or (iii) any guaranty agreement executed in connection with this credit agreement or running in favor of the Agent and the Banks, or (iv) any investment in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or (v) any investment in the securities of any existing Subsidiary, or (vi) advances or loans from either Borrower to or from its Subsidiaries or among such Subsidiaries, (vii) other investments, not to exceed an aggregate principal amount of Ten Million Dollars ($10,000,000) at any one time, or (viii) investments by either Borrower or a Subsidiary in a Subsidiary formed after the date hereof, so long as, not less than fifteen (15) days prior to making any such investment such Borrower or Subsidiary has delivered to each Bank evidence reasonably satisfactory to such Bank that, after giving effect to such proposed investment, no Event of Default or Possible Default would exist.

      SECTION 8.9 ACQUISITIONS; BULK TRANSFERS. Each Borrower shall not, and shall not permit any of its Subsidiaries to, (a) be a party to any consolidation, control share acquisition, majority share acquisition or other business combination or merger, or (b) purchase all or a substantial part of the outstanding securities or assets of any corporation or other business enterprise, unless, not less than fifteen (15) days prior to making any such purchase such Borrower has delivered to each Bank evidence reasonably satisfactory to such Bank that, after giving effect to such proposed investment, no Event of Default or Possible Default would exist, or (c) lease, sell or otherwise transfer any material assets (other than such chattels, if any, as may have become obsolete or no longer useful in the continuance of its present business) except in the normal course of its present business; PROVIDED, that this Section 8.9 shall not be deemed to prohibit the acquisition by MTD Products Inc ("MTD") of a controlling interest in Shiloh if, following such acquisition by MTD, the Borrowers immediately shall be prohibited, by virtue hereof, notwithstanding any provision of this Agreement to the contrary and without the necessity of any further action on the part of any party hereto, from (i) imposing any Lien on any of its property or assets (or any property or assets of any of its Subsidiaries) to secure any indebtedness owed by MTD (or any of its Subsidiaries or affiliates) or otherwise for the benefit of MTD (or any of its Subsidiaries or affiliates); (ii) become a Guarantor of any Indebtedness of MTD (or any of its Subsidiaries or affiliates); or (iii) making any intercompany advance to or for the benefit of MTD (or any of its Subsidiaries or affiliates).

      SECTION 8.10 LIENS. Subject to any transaction permitted under Section 8.9 hereof, the Borrowers shall not, and shall not permit any of their Subsidiaries to, (a) acquire any property subject to any inventory consignment, lease, land contract or other title retention contract (this section shall not apply to true leases, consignments, tolling or other possessory agreements in respect of the property of others whereby such Borrower does not have legal or beneficial title to such property and which, pursuant to generally accepted accounting principles, are not required to be capitalized), (b) sell or otherwise transfer any Receivables, whether with or without recourse, or (c) suffer or permit any property now owned or hereafter acquired by it to be or become encumbered by any mortgage, security interest, financing statement or lien of any kind or nature; PROVIDED, that this Section shall not apply to (i) any lien for a tax, assessment or governmental charge or levy which is not yet due and payable or which is being contested in good faith and as to which such Borrower or such Subsidiary shall have made appropriate reserves, (ii) any lien securing only its workers' compensation, unemployment insurance and similar obligations, (iii) any mechanics, carrier's or similar common law or statutory lien incurred in the normal course of business, (iv) any transfer of a check or other medium of payment for deposit or collection through normal banking channels or any similar transaction in the normal course of business,
(v) any mortgage or security interest (including any refinance thereof in whole or in part) created by a Borrower or a Subsidiary in the course of purchasing property, or existing on property at the time of such purchase (whether or not assumed), provided that such mortgage or security interest shall be restricted to the property being purchased, (vi) any mortgage, security interest or lien securing only indebtedness incurred to the Banks, (vii) any financing statement perfecting only a security interest permitted by this Section, (viii) easements, restrictions, minor title irregularities and similar matters having no adverse effect as a practical matter on the ownership or use of any Borrower's or any Subsidiary's real property, or (ix) any other liens existing on the date hereof; PROVIDED, HOWEVER, that the aggregate amount of the indebtedness secured by the mortgages, security interests or liens permitted by clauses (v) and (vi), above, shall not exceed Fifteen Million Dollars ($15,000,000) in the aggregate.

      SECTION 8.11 INDEBTEDNESS FOR BORROWED MONEY. The Borrowers shall not, and shall not permit any of their Subsidiaries to, create, incur or suffer to exist any Indebtedness for Borrowed Money of any kind; provided, however, that this
Section 8.11 shall not apply to: (i) the Obligations of the Borrowers under this Agreement and any obligations of any Subsidiary under any Guaranty of Payment and any obligation of any Subsidiary under a Reimbursement Agreement in respect of any Letter of Credit, (ii) any purchase money indebtedness secured by a purchase money mortgage or security interest permitted by Section 8.10, (iii) the Indebtedness of the Borrowers issued on January __, 1998 in a private placement transaction (the "Placement Debt") aggregating not more than Twenty-Five Million Dollars ($25,000,000) in principal amount at any one time outstanding, (vi) any Indebtedness secured by liens or security interests permitted under Section 8.10, (vii) any other Indebtedness for Borrowed Money existing on the date hereof and listed on Schedule 8.11 hereof, or (viii) any other Indebtedness for Borrowed Money in an aggregate principal amount which, when added to the aggregate principal amount of Indebtedness for Borrowed Money permitted by clauses (ii) and (vii) of this Section 8.11, shall not exceed Twenty Million Dollars ($20,000,000) at any one time outstanding.

      SECTION 8.12 COMPLIANCE WITH LAWS. Each Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all respects with its Articles of Incorporation or Certificate of Incorporation, as the case may be, and Regulations or By-laws, as the case may be (or equivalent organization documentation), and all applicable occupational safety and health Laws, federal and state securities Laws, product safety Laws, Environmental Laws and every other Law, treaty, rule, regulation, determination of an arbitrator, and every lawful governmental order or determination if non-compliance with such Law or order would have or might reasonably be expected to have a Material Adverse Effect; provided, however, that this Section 8.12 shall not apply to any noncompliance if and to the extent that the same is being contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves have been established.

    SECTION 8.13 PROPERTIES. Each Borrower shall maintain, and shall cause each Subsidiary to maintain, all assets materially necessary to its continuing operations in good working order and condition, ordinary wear and tear excepted.

    SECTION 8.14 CHANGE IN NATURE OF BUSINESS. Neither Borrower shall make, nor permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

    SECTION 8.15 USE OF PROCEEDS. The Borrowers shall use the Letters of Credit, the proceeds of the Loans and the Letters of Credit only for the purposes specified in Section 2.2.

    SECTION 8.16 CONSOLIDATED NET WORTH. Shiloh will not suffer or permit its Consolidated Net Worth as of the date of the Initial Credit Event and as at the end of any Fiscal Quarter to be less than One Hundred Twenty-Five Million Dollars ($125,000,000).

    SECTION 8.17 CONSOLIDATED INTEREST COVERAGE. Shiloh shall not suffer or permit, as at the end of any Four Fiscal Quarter Period, the ratio (the "Consolidated Interest Coverage Ratio") of: (i) Consolidated Net Pre-Tax Earnings of Shiloh and its Subsidiaries attributable to such period PLUS Consolidated Net Interest Expense attributable to such period, to (ii) Consolidated Net Interest Expense attributable to such period, to be less as at such date than 3.00 to 1.00.

    SECTION 8.18 CONSOLIDATED LEVERAGE RATIO. Shiloh shall not suffer or permit, as at the end of any Fiscal Quarter, its Consolidated ratio (the "Consolidated Leverage Ratio") of: (i) Funded Debt outstanding as at such date to (ii) the sum of Funded Debt outstanding as at such date PLUS Consolidated Net Worth as at such date to be greater than .50 to 1.00.

                                    ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

    The Borrowers, jointly and severally, represent and warrant to each of the Banks as follows:

    SECTION 9.1 EXISTENCE. Each Borrower and each Subsidiary is a corporation or limited liability company, as the case may be, duly organized and validly existing and in good standing under the Laws of the state of its incorporation or organization and is duly qualified and authorized to do business wherever it owns any real estate or personal property or transacts any substantial business (except in jurisdictions in which failure to so qualify would not have a Material Adverse Effect).

    SECTION 9.2 POWER, AUTHORIZATION AND CONSENT. The execution, delivery and performance of this Agreement, the Notes or any Guaranty of Payment by a Borrower or any Subsidiary, as the case may be, and of all Related Writings to which any of them is party (a) are within such Borrower's or such Subsidiary's legal power and authority, (b) have been duly authorized by all necessary or proper action of such Borrower or Subsidiary, (c) do not require the consent or approval of any governmental body, agency, authority or any other Person which has not been obtained and (d) will not violate (i) any provision of Law applicable to such Borrower or Subsidiary, (ii) any provision of such Borrower's or Subsidiary's, as the case may be, certificate or articles of incorporation, by-laws or regulations, or operating agreement, or (iii) any material agreement or material indenture by which such Borrower or Subsidiary or the property of such Borrower or Subsidiary is bound, except where such violation specified in this clause (iii) would not have a materially adverse effect on such Borrower or Subsidiary, or (e) will not result in the creation or imposition of any lien or encumbrance on any property or assets of such Borrower or Subsidiary except as provided herein.

    SECTION 9.3 LITIGATION; PROCEEDINGS. No action, suit, investigation or proceeding is now pending or, to the knowledge of the Borrowers, threatened, against either Borrower or any Subsidiary, at Law, in equity or otherwise, or with respect to this Agreement, any Guaranty of Payment or any Related Writing, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators which would or might reasonably be expected to have a Material Adverse Effect.

    SECTION 9.4 ERISA COMPLIANCE. Neither Borrower nor any Subsidiary has incurred any material accumulated funding deficiency within the meaning of the ERISA, and the regulations thereunder. No Reportable Event has occurred with respect to any Plan which may result in any material liability against a Borrower or any Subsidiary. The Pension Benefit Guaranty Corporation, established under ERISA, has not asserted that a Borrower or any Subsidiary has incurred any material liability in connection with any Plan. No Lien has been attached and no person has, to the best of the Borrowers' knowledge, threatened to attach a lien on any property of a Borrower or any Subsidiary as a result of a Borrower's or any Subsidiary's failing to comply with ERISA or regulations.

    SECTION 9.5 FINANCIAL CONDITION. The consolidated financial statements of the Borrowers and their Subsidiaries for the Fiscal Year ending October 31, 1996, previously delivered to the Banks, are true and complete (including, without limiting the generality of the foregoing, a disclosure of all material contingent liabilities), have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used during their next preceding Fiscal Year (except as noted therein) and fairly present their then financial condition and operations for the Fiscal Year then ending. There has been no material change in the Borrowers' or any Subsidiary's financial condition, properties or business since that date.

    SECTION 9.6 SOLVENCY. The Borrowers have received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrowers have incurred to the Banks. Neither Borrower is insolvent as defined by any applicable state or federal Law, nor will either Borrower be rendered insolvent by the execution and delivery of this Agreement or any Note to the Banks. Neither Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. The Borrowers do not intend to, nor do they believe that they will, incur debts beyond their ability to pay them as they mature.

    SECTION 9.7 DEFAULT. No Possible Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

    SECTION 9.8 LAWFUL OPERATIONS. The operations of the Borrowers and the operations of each of the Subsidiaries are in full compliance as of the Closing Date with all requirements imposed by Law or regulation, whether federal, state or local including (without limitation) all Environmental Laws, occupational safety and health Laws and zoning ordinances except where the noncompliance with any such Laws could not be reasonably expected to result in a Material Adverse Effect; PROVIDED, HOWEVER, that this Section 9.9 shall not apply to any noncompliance if and to the extent that the same is being contested in good faith by timely and appropriate proceedings which are effective to stay enforcement thereof and against which appropriate reserves have been established.

    SECTION 9.9 INVESTMENT COMPANY ACT STATUS. Neither Borrower nor any Subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C.
Section 80(a)(1), et seq.).

    SECTION 9.10 REGULATION G/REGULATION U/REGULATION X COMPLIANCE. Neither Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock", (as defined by Regulation U of the Board of Governors of the Federal Reserve System of the United States (as amended from time to time)) and all official rulings and interpretations thereunder or thereof and at no time shall more than 25% of the value of the assets of either Borrower or such Borrower and its Consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of Regulation U) be represented by "margin stock". No part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to extend credit to others for the purpose of purchasing "margin stock" or to carry or to extend credit to others for the purpose of carrying stock which will be "margin stock" after giving effect to the Revolving Credit Loans or (ii) for any purpose that entails a violation of, or is inconsistent with, the provisions of the Regulations of the Board of Governors of the Federal Reserve System of the United States, including Regulation G, U or X.

    SECTION 9.11 FULL DISCLOSURE. No information, exhibits or reports furnished by the Borrowers or any Subsidiary to the Agent or any Bank omits to state any fact necessary to make the statements contained therein not materially misleading in light of the circumstances and purposes for which such information was provided. The Borrowers and each of the Subsidiaries have provided all information requested by the Agent or any Bank and all such information is complete and accurate in all material respects.

                                   ARTICLE 10
                                EVENTS OF DEFAULT

    Each of the following shall constitute an event of default (an "Event of Default") hereunder:

    SECTION 10.1 PAYMENTS. If the principal of or interest on any Note, any Letter of Credit reimbursement obligation not reimbursed pursuant to Section 5.3(b), any reimbursement, payment or amount due the Agent or any of the Banks, any amendment fee or administrative fee imposed by any of the Banks, any Letter of Credit fees or any Facility Fee, the Risk Participation Fee or other fee or amount owing to the Banks or the Agent under this Agreement shall not be paid in full punctually when due and payable and shall, in the case of the principal of or interest on any Note, remain unpaid for a period of five (5) consecutive days.

    SECTION 10.2 COVENANTS. If either Borrower or any Subsidiary shall fail or omit to perform and observe (a) any agreement or other provision (other than those referred to in Section 10.1 hereof or in either of clause (b) or clause (c) of this Section 10.2) contained or referred to in this Agreement or any Related Writing that is on such Borrower's or such Subsidiary's part to be complied with and such Possible Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to the Borrowers by Agent or any Bank that the specified Possible Default is to be remedied and, in respect of a Possible Default under Section 8.12, in addition to such thirty (30) day period, within such additional period of time during which the Borrowers diligently undertake appropriate actions to cause the Borrowers to remedy the Possible Default, or for which the Borrowers make an adequate reserve on their financial statements; or (b) any agreement or other provision contained in any one or more of Sections 8.2, 8.3, 8.5, 8.10, 8.11, 8.16 or 8.18 hereof and such Possible Default shall not have been fully corrected within fifteen (15) days after the occurrence of such Possible Default; or (c) any agreement or other provision contained in any one or more of Sections 8.9, 8.14, 8.15 or 8.17 hereof.

    SECTION 10.3 WARRANTIES. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material information furnished by the Borrowers or any Subsidiary to the Banks or any thereof or any other holder of any Note shall be false or erroneous in any respect when furnished or made or deemed furnished or made hereunder.

    SECTION 10.4 CROSS DEFAULT. If either Borrower, after any applicable notice or grace period or both, (i) defaults in the payment of any principal or interest due and owing upon any other Indebtedness for Borrowed Money (including, without limitation, under the Placement Debt) in excess of Four Million Dollars ($4,000,000) in principal amount or (ii) defaults in the performance of any other agreement, term or condition contained in any promissory note, agreement or other instrument under which such Indebtedness is evidenced, created, constituted, secured or governed which default causes, or permits the holder of such Indebtedness the right to cause, the acceleration of the maturity thereof.

    SECTION 10.5 CHANGE OF CONTROL. Subject to the exception provided in Section 8.9, if (x) any "person" or "group" shall become the "beneficial owner" (as those terms are respectively used in the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder) of more than forty percent (40%) of the outstanding voting stock of either Borrower or shall otherwise acquire the power (whether by contract, by proxy or otherwise) to elect a majority of such Borrower's Board of Directors, (y) the holders of the voting equity interests in either Borrower shall approve a plan of complete liquidation of such Borrower or an agreement or agreements for the sale or disposition by such Borrower of all or substantially all of such Borrower's assets, and/or (z) during any twelve (12) month period, individuals

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



who were directors of Shiloh at the beginning of such period or were elected to the Board of Directors of Shiloh with the approval of a majority of such directors shall cease to constitute a majority of the Board of Directors.

    SECTION 10.6 TERMINATION OF PLAN OR CREATION OF WITHDRAWAL LIABILITY. If (a) any Reportable Event occurs and the Majority Banks, in their sole determination, deem such Reportable Event to constitute grounds (i) for the termination of any Plan by the Pension Benefit Guaranty Corporation or (ii) for the appointment by the appropriate United States district court of a trustee to administer any Plan and such Reportable Event shall not have been fully corrected or remedied to the full satisfaction of the Majority Banks within thirty (30) days after giving of written notice of such determination to the Borrowers by any Bank or (b) any Plan shall be terminated within the meaning of Title IV of ERISA (other than a Standard Termination, as that term is defined in Section 4041(b) of ERISA), or
(c) a trustee shall be appointed by the appropriate United States district court to administer any Plan, or (d) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan or (e) there occurs a withdrawal by the Borrower or any Subsidiary from a Multi-Employer Plan which results or may result in a withdrawal liability in an amount equal to or greater than Five Million Dollars ($5,000,000).

    SECTION 10.7 VALIDITY OF AGREEMENTS. If this Agreement, the Notes, any Guaranty of Payment, the guaranty under Section 5.4 of this Agreement, any Reimbursement Agreement, or any other Related Writing shall for any reason cease to be, or be asserted by either Borrower or any Subsidiary not to be, a legal, valid and binding obligation of any party thereto (other than the Agent, the Letter of Credit Bank or any Bank) enforceable in accordance with its terms.

    SECTION 10.8 SOLVENCY OF SUBSIDIARIES. If any Subsidiary shall (a) generally not pay its debts as such debts become due, or (b) make a general assignment for the benefit of creditors, or (c) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of itself or all or a substantial part of its assets, or (d) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (e) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (f) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree

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



or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of itself or of all or a substantial part of its assets, or (g) take or omit to take any other action in order thereby to effect any of the foregoing.

    SECTION 10.9 THE BORROWERS' SOLVENCY. If either Borrower shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other Law (whether federal or state) relating to relief of debtors, or admit by any answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or (g) suffer or permit to continue unstayed and in effect for thirty
(30) consecutive days any judgment, decree or order entered by a court or governmental commission of competent jurisdiction, which assumes custody or control of either Borrower approves a petition seeking reorganization of either Borrower or any other judicial modification of the rights of its creditors, or appoints a receiver, custodian, trustee, interim trustee or liquidator for either Borrower or of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

    SECTION 10.10 JUDGMENTS. If (a) one or more judgments for the payment of money in an aggregate amount in excess of One Million Dollars ($1,000,000)(unless such judgment (i) shall have been reserved for by the Borrowers on the date hereof or (ii) shall be insured and the insurance carrier shall have acknowledged in writing liability in respect of the full amount thereof or shall have been ordered by a court of competent jurisdiction to pay such judgment) shall be rendered against either Borrower, any Subsidiary or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or (b) any action shall be legally taken by a judgment creditor to levy upon assets or properties of either Borrower or any Subsidiary to enforce any judgment.






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



                                   ARTICLE 11
                              REMEDIES UPON DEFAULT

    Notwithstanding any contrary provision or inference herein or elsewhere,

    SECTION 11.1 OPTIONAL DEFAULTS. If any Event of Default referred to in Sections 10.1 through and including 10.8 or in Section 10.10 shall occur, the Majority Banks, or in the event that the Commitments of the Banks shall have been terminated, the Banks holding 66% of the amount of Revolving Credit Loans then outstanding, shall have the right in their discretion, by directing the Agent, on behalf of the Banks, to give written notice to the Borrowers, to:

    (1) terminate the Commitments and the credits hereby established, if not theretofore terminated, and forthwith upon such election the obligations of the Banks, and each thereof, to make any further loan or loans hereunder and to risk participate in Letters of Credit hereunder, and the obligation of the Letter of Credit Bank to issue Standby Letters of Credit, immediately shall be terminated, and/or

    (2) accelerate the maturity of all of the Borrowers' Obligations to the Banks and the Agent (if not already due and payable), whereupon all of the Borrowers' Obligations to the Banks and the Agent shall become and (including but not limited to the Notes and all reimbursement obligations under Letters of Credit) thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by the Borrowers.

    SECTION 11.2 AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 10.9 shall occur:

    (1) all of the Commitments and the credits hereby established shall automatically and forthwith terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further loan or loans hereunder, nor shall the Letter of Credit Bank be under any obligation to issue any Standby Letter of Credit hereunder, and

    (2) the principal of and interest on any Notes and all reimbursement obligations with respect to Letters of Credit then outstanding, all of the Borrowers' other Bank Debt, and the Agent shall thereupon become and thereafter be immediately due and payable in full (if not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by the Borrowers.

Each Bank agrees that, unless so requested by the Agent with the consent of the Majority Banks, it shall not take or cause to be

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



taken any action to declare the Commitments terminated or to declare payable or collect the amounts referred to above that is independent from any action taken or to be taken by the Agent, unless such action is taken in connection with an Event of Default described in Section 10.1 or 10.9.

    SECTION 11.3 OFFSETS. If there shall occur or exist any Possible Default or if the maturity of the Notes or any Letter of Credit is accelerated pursuant to
Section 11.1 or 11.2, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by the Borrowers to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section 11.4), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of the Borrowers, all without notice to or demand upon the Borrowers or any other person, all such notices and demands being hereby expressly waived by the Borrowers.

    SECTION 11.4  EQUALIZATION PROVISION; SHARING OF PAYMENT.

    (a) EQUALIZATION OF ADVANTAGE. Subject to the provisions of Section 11.4(b), below, each Bank agrees with the other Banks that if it at any time shall obtain any Advantage over the other Banks in respect of the Borrowers' Obligations to the Banks (except under Section 3.7, 3.8, 3.9 or 14.4), it will purchase from the other Banks, for cash and at par, such additional participation in the Borrowers' Obligations to the Banks as shall be necessary to nullify the Advantage. If any Advantage so resulting in the purchase of an additional participation shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of the Borrowers on any indebtedness owing by the Borrowers to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all indebtedness owing by the Borrowers to that Bank pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 11.4) until the Borrowers' Obligations have been paid in full. The Borrowers agree that any Bank so purchasing a participation from the other Banks pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were a direct creditor of the Borrowers in the amount of such participation.


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



    (b) SHARING OF PAYMENTS. Upon the occurrence and continuation of an Event of Default, the Borrowers, the Agent and each of the Banks under this Agreement or loans under the Swingline Facilities then outstanding (collectively, the "Sharing Banks") agree that all payments made to any Bank in respect of the Revolving Credit Loans or loans in respect of the Swingline Facilities (such loans to be collectively referred to in the aggregate as the "Subject Loans") shall be remitted to the Agent by the Borrowers, or by any Sharing Bank receiving any such payment after the occurrence and during the continuation of an Event of Default, for application by the Agent as follows: all payments made to the Agent in respect of the Subject Loans shall be made to each Sharing Bank in respect of the Revolving Credit Loans, the interest and fees due in respect of such Revolving Credit Loans, and the Swingline Facilities and such interest as may be due KeyBank in respect of outstanding loans under the Swingline Facilities on a pro rata basis based upon the percentage such Subject Loans of such Bank bear to the aggregate of all such Subject Loans then outstanding. Each Sharing Bank may apply any such payment received pursuant to this Section 11.4(b) to the amounts owing to such Sharing Bank in respect of such Subject Loans of such Sharing Bank in such manner and in such order as such Sharing Bank shall determine in its sole discretion. Each Sharing Bank agrees the such Sharing Bank shall provide that any transferee (whether by absolute assignment or participation) of any loan in respect of the Swingline Facilities shall be bound by the provisions of this Section 11.4(b) and Article 12 hereof.

                                   ARTICLE 12
                                    THE AGENT

    SECTION 12.1 THE AGENT. Each Bank irrevocably appoints KeyBank to be its Agent with full authority to take such actions, and to exercise such powers, on behalf of the Banks in respect of this Agreement and the Related Writings as are therein respectively delegated to the Agent or as are reasonably incidental to those delegated powers. KeyBank in such capacity shall be deemed to be an independent contractor of the Banks. Each of the Sharing Banks irrevocably appoints KeyBank to be its Agent with full authority to take such actions, and to exercise such powers, on behalf of the Banks in respect of this Agreement and the Related Writings as are therein respectively delegated to the Agent pursuant to Section 11.4 or as are reasonably incidental to those delegated powers. KeyBank in such capacity shall be deemed to be an independent contractor of the Sharing Banks. For the purposes of this Article 12, "Bank" shall include any Sharing Bank.

    SECTION 12.2 NATURE OF APPOINTMENT. The Agent shall have no fiduciary relationship with any Bank by reason of this Agreement and the Related Writings. The Agent shall not have any duty or responsibility whatsoever to any Bank except those expressly set forth in this Agreement and the Related Writings. Without limiting the generality of the foregoing, each Bank acknowledges that the

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



Agent is acting as such solely as a convenience to the Banks and not as a manager of the commitments or the Obligations evidenced by the Notes. This
Article 12 does not confer any rights upon the Borrowers or anyone else (except the Banks), whether as a third party beneficiary or otherwise.

    SECTION 12.3 KEYBANK AS A BANK; OTHER TRANSACTIONS. KeyBank's rights as a Bank under this Agreement and the Related Writings shall not be affected by its serving as the Agent. KeyBank and its affiliates may generally transact any banking, financial, trust, advisory or other business with the Borrowers or its Subsidiaries (including, without limitation, the acceptance of deposits, the extension of credit and the acceptance of fiduciary appointments) without notice to the Banks, without accounting to the Banks, and without prejudice to KeyBank's rights as a Bank under this Agreement and the Related Writings except as may be expressly required under this Agreement.

    SECTION 12.4 INSTRUCTIONS FROM BANKS. The Agent shall not be required to exercise any discretion or take any action as to matters not expressly provided for by this Agreement and the Related Writings (including, without limitation, collection and enforcement actions in respect of any Obligations under the Notes or this Agreement and any collateral therefor) EXCEPT that the Agent shall take such action (or omit to take such action) other than actions referred to in
Section 14.1, as may be reasonably requested of it in writing by the Majority Banks with instructions and which actions and omissions shall be binding upon all the Banks; PROVIDED, HOWEVER, that the Agent shall not be required to act (or omit any act) if, in its judgment, any such action or omission might expose the Agent to personal liability or might be contrary to this Agreement, any Related Writing or any applicable Law.

    SECTION 12.5 BANK'S DILIGENCE. Each Bank (a) represents and warrants that it has made its decision to enter into this Agreement and the Related Writings and
(b) agrees that it will make its own decision as to taking or not taking future actions in respect of this Agreement and the Related Writings; in each case without reliance on the Agent or any other Bank and on the basis of its independent credit analysis and its independent examination of and inquiry into such documents and other matters as it deems relevant and material.

    SECTION 12.6 NO IMPLIED REPRESENTATIONS. The Agent shall not be liable for any representation, warranty, agreement or obligation of any kind of any other party to this Agreement or anyone else, whether made or implied by the Borrowers or any Subsidiary in this Agreement or any Related Writing or by a Bank in any notice or other communication or by anyone else or otherwise.



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



    SECTION 12.7 SUB-AGENTS. The Agent may employ agents and shall not be liable (except as to money or property received by it or its agents) for any negligence or misconduct of any such agent selected by it with reasonable care. The Agent may consult with legal counsel, certified public accountants and other experts of its choosing (including, without limitation, KeyBank's salaried employees or any otherwise not independent) and shall not be liable for any action or inaction taken or suffered in good faith by it in accordance with the advice of any such counsel, accountants or other experts which shall have been selected by it with reasonable care.

    SECTION 12.8 AGENT'S DILIGENCE. The Agent shall not be required (a) to keep itself informed as to anyone's compliance with any provision of this Agreement or any Related Writing, (b) to make any inquiry into the properties, financial condition or operation of the Borrowers or any of its Subsidiaries or any other matter relating to this Agreement or any Related Writing, (c) to report to any Bank any information (other than which this Agreement or any Related Writing expressly requires to be so reported) that the Agent or any of its affiliates may have or acquire in respect of the properties, business or financial condition of the Borrowers or any of its Subsidiaries or any other matter relating to this Agreement or any Related Writing or (d) to inquire into the validity, effectiveness or genuineness of this Agreement or any Related Writing.

    SECTION 12.9 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge of any Possible Default or Event of Default unless and until it shall have received a written notice describing it and citing the relevant provision of this Agreement or any Related Writing. The Agent shall give each Bank reasonably prompt notice of any such written notice except to any Bank that shall have given the written notice.

    SECTION 12.10 AGENT'S LIABILITY. Neither the Agent nor any of its directors, officers, employees, attorneys, and other agents shall be liable for any action or omission on their respective parts except for gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of any Revolving Credit Note as the holder thereof until the Agent receives a fully executed copy of the Assignment Agreement required by
Section 13.1(b) signed by such payee and in form satisfactory to the Agent and the fee required by Section 13.1(b); (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice or such counsel, accountants or experts which have been selected by the Agent with reasonable care; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, any

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



Guaranty of Payment or any other Related Writing, including, without limitation, the truth of the statements made in any certificate delivered by the Borrowers under Article 6 or any Notice of Borrowing, Rate Continuation/Conversion Request, Extension Request and Consent, Reimbursement Agreement or any other similar notice or delivery, the Agent being entitled for the purposes of determining fulfillment of the conditions set forth therein to rely conclusively upon such certificates; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any other Related Writing or to inspect the property (including the books and records) of the Borrowers or any Subsidiaries;
(v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Guaranty of Payment or collateral covered by any agreement or any other Related Writing and (vi) shall incur no liability under or in respect of this Agreement, the Notes or any other Related Writing by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it in good faith to be genuine and correct and signed or sent by the proper party or parties.

    Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrowers on account of the failure of or delay in performance or breach by any Bank of any of its obligations hereunder or to any Bank on account of the failure of or delay in performance or breach by any other Bank or the Borrowers of any of their respective obligations hereunder or under any Related Writing or in connection herewith or therewith.

    The Banks each hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement, the Notes or any other Related Writing unless it shall be requested in writing to do so by the Majority Banks.

    SECTION 12.11 COMPENSATION. The Agent shall receive no compensation for its services as agent of the Banks in respect of this Agreement and the Related Writings, except any expressly referred to in this Agreement, but the Borrowers shall reimburse the Agent periodically on its demand for out-of-pocket expenses, if any, reasonably incurred by it as such and as to which Agent has delivered to the Borrowers reasonable substantiation.

    SECTION 12.12 AGENT'S INDEMNITY. The Banks shall indemnify the Agent (to the extent the Agent is not reimbursed by the Borrowers) from and against (a) any loss or liability (other than any caused by the Agent's gross negligence or willful misconduct and other than any loss to the Agent resulting from the Borrowers' non-payment of agency fees owed solely to the Agent) incurred by the Agent as such in respect of this Agreement, the Notes, the

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



Letters of Credit, any Guaranty of Payment or any Related Writing (as the Agent) and (b) any out-of-pocket expenses incurred in defending itself or otherwise related to this Agreement, the Notes, any Guaranty of Payment, any Letter of Credit, or any Related Writing (other than any caused by the Agent's gross negligence or willful misconduct) including, without limitation, reasonable fees and disbursements of legal counsel of its own selection (including, without limitation, the reasonable interdepartmental charges of its salaried attorneys) in the defense of any claim against it or in the prosecution of its rights and remedies as the Agent (other than the loss, liability or costs incurred by the Agent in the defense of any claim against it by the Banks arising in connection with its actions in its capacity as Agent); PROVIDED, HOWEVER, that each Bank shall be liable for only its Ratable Portion of the whole loss or liability.

    SECTION 12.13 RESIGNATION. The Agent (or any successor) may at any time resign as such by giving ten (10) days' prior written notice to the Borrowers and to each Bank; and the Majority Banks may remove the Agent at any time with or without cause by giving written notice to the Agent and the Borrower. In any such case, the Majority Banks may appoint a successor to the resigned or removed agent (the "Former Agent"), provided that the Majority Banks obtain the Borrower's prior written consent to the successor (which consent shall not be unreasonably withheld), by giving written notice to the Borrowers, the Former Agent and each Bank not participating in the appointment; PROVIDED, HOWEVER, that, if at the time of the proposed resignation or removal of an Agent, the Borrowers are the subject of an action referred to in Section 10.9 or an Event of Default shall have occurred and be continuing, the Borrowers' consent shall not be required. In the absence of a timely appointment, the Former Agent shall have the right (but not the duty) to make a temporary appointment of any Bank (but only with that Bank's consent) to act as its successor pending an appointment pursuant to the immediately preceding sentence. In either case, the successor Agent shall deliver its written acceptance of appointment to the Borrowers, to each Bank and to the Former Agent, whereupon (a) the Former Agent shall execute and deliver such assignments and other writings as the successor Agent may reasonably require to facilitate its being and acting as the Agent,
(b) the successor Agent shall in any event automatically acquire and assume all the rights and duties as those prescribed for the Agent by this Article 12 and
(c) the Former Agent shall be discharged from its duties and obligations under this Agreement and the Related Writings.

    SECTION 12.14 BANK PURPOSE. Each Bank represents and warrants to the Agent, the other Banks and the Borrowers that such Bank is familiar with the Securities Act of 1933, as amended, and the rules and regulations thereunder and is not entering into this Agreement with any intention to violate such Act or any rule or regulation thereunder. Subject to the provisions of Sections 13.1 and 13.2,

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



each Bank shall at all times retain full control over the disposition of its assets subject only to this Agreement and to all applicable Law.

                                   ARTICLE 13
                            TRANSFERS AND ASSIGNMENTS

    SECTION 13.1 TRANSFER OF COMMITMENT. Each Bank shall have the right at any time or times to transfer to another financial institution, without recourse, all or any part of (a) that Bank's Commitment, (b) any Loan made by that Bank,
(c) any Revolving Credit Note, (d) that Bank's Risk Participation Exposure and
(e) that Bank's participation, if any, purchased pursuant to Section 11.4; PROVIDED, HOWEVER, in each such case, that the transferor and the transferee shall have complied with the following requirements:

    (a) PRIOR CONSENT. No transfer may be consummated pursuant to this Article 13 without the prior written consent of the Borrowers and the Agent (other than a transfer by any Bank to any affiliate of such Bank), which consent of the Borrowers shall not be unreasonably withheld; PROVIDED, HOWEVER, that, neither the Borrowers nor the Agent shall be deemed to be unreasonable in withholding its respective consent if, (i) the proposed transferee is a financial institution not organized under the Laws of a state or of the United States (unless such institution is an affiliate of the transferring Bank) or (ii) if the proposed transferee's long-term certificates of deposit shall be rated A or below by any rating agency or the equivalent rating by Thompson's Bank Watch; PROVIDED, FURTHER, that, if at the time of the proposed transfer the Borrowers are the subject of a proceeding referenced in Section 10.9 or any Event of Default shall have occurred and be continuing, the Borrowers' consent shall not be required and any Bank may consummate a transfer contemplated by Section 13.1 notwithstanding the requirements of clauses (i) or (ii) of this Section 13.1(a). Notwithstanding anything herein to the contrary, any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder.

    (b) AGREEMENT; TRANSFER FEE. The transferor (i) shall remit to the Agent an administrative fee of Three Thousand Five Hundred Dollars ($3,500) and (ii) shall cause the transferee to execute and deliver to the Borrowers, the Agent and each Bank (A) an Assignment Agreement, in the form of Exhibit F hereto (an "Assignment Agreement") together with the consents and releases and the Administrative Questionnaire referenced therein and (B) such additional amendments, assurances and other writings as the Agent may reasonably require.

    (c) NOTES. The Borrowers shall execute and deliver (i) to the Agent, the transferor and the transferee, any consent or release

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



(of all or a portion of the obligations of the transferor) to be delivered in connection with the Assignment Agreement, (ii) if a Bank's entire interest in its Commitment, its Risk Participation Exposure and in all of its Loans have been transferred, to the transferee an appropriate Notes against return of the Notes (marked "replaced") held by the transferor and (iii) if only a portion of a Bank's interest in its Commitment, its Risk Participation Exposure and its Loans has been transferred, a new Revolving Credit Note to each of the transferor and the transferee against return of the original such Notes of the transferor (marked "replaced") held by the transferor.

    (d) PARTIES. Upon satisfaction of the requirements of this Section 13.1, including the payment of the fee and the delivery of the documents set forth in
Section 13.1(b), (i) the transferee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement and (ii) the transferor (A) shall continue to be a "Bank" for the purposes of this Agreement only if and to the extent that the transfer shall not have been a transfer of its entire interest in its Commitment, its Risk Participation Exposure and its Loans, (B) shall cease to be and thereafter shall no longer be deemed to be a "Bank" in the case of any transfer of its entire interest in its Commitment, its Risk Participation Exposure and its Loans and (C) the signature pages hereto and Annex A hereto shall be automatically amended, without further action, to reflect the result of any such transfer.

    SECTION 13.2 SALE OF PARTICIPATION. Each Bank shall have the right at any time or times to sell one or more participation or subparticipations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Risk Participation Exposure, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and
(e) that Bank's participation, if any, purchased pursuant to Section 11.4 or this Section 13.2.

    (a) BENEFITS OF PARTICIPANT. The provisions of Sections 3.7, 3.8 and 3.9 shall inure to the benefit of each purchaser of a participation or subparticipation (provided that each such participant shall look solely to the seller of its participation for those benefits and the Borrower's liabilities, if any, under any of those sections shall not be increased as a result of the sale of any such participation) and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

    (b) RIGHTS RESERVED. In the event any Bank shall sell any participation or subparticipation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against the Borrowers this Agreement and the Related Writings) and duties pursuant to this Agreement and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to
Section 14.1, except if and to the extent that any such waiver, consent or amendment would

         (i) reduce any fee or commission allocated to the participation or subparticipation, as the case may be,

         (ii) reduce the amount of any principal payment on any Loan allocated to the participation or subparticipation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

         (iii) extend the time for payment of any amount allocated to the participation or subparticipation, as the case may be.

    (c) NO DELEGATION. No participation or subparticipation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or subparticipation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

    SECTION 13.3 CONFIDENTIALITY. Each Bank hereby (a) acknowledges that the Borrowers and each Subsidiary have many trade secrets and much financial, environmental and other data and information the confidentiality of which is important to their business and (b) agrees to keep confidential any such trade secret, data or information designated in writing by the Borrowers or any Subsidiaries as confidential, except that this Section shall not preclude any Bank from furnishing any such secret, data or information: (i) as may be required by order of any court of competent jurisdiction or requested by any governmental agency having any regulatory authority over that Bank or its securities or in response to legal process, (ii) to any other party to this Agreement, (iii) or to any affiliate of any Bank or to any actual or prospective transferee, participant or subparticipant (so long as such affiliate or prospective transferee, participant or subparticipant is a financial institution) of all or part of that Bank's rights arising out of or in connection with the Related Writings and this Agreement or any thereof so long as such affiliate, prospective transferee, participant or subparticipant to whom disclosure is made agrees to be bound by the provisions of this Section 13.3,
(iv) to anyone if it shall have been already publicly disclosed (other than by that Bank in contravention of this Section 13.3), (v) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement or any Related Writing, (vi) to that Bank's legal counsel, auditors and accountants and (vii) in connection with any legal proceedings instituted by or against the Agent or any Bank.

                                   ARTICLE 14
                                  MISCELLANEOUS

    SECTION 14.1 AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of this Agreement or of the Notes, nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given). Unanimous consent of all Banks shall be required with respect to (i) the extension of maturity of any Note, or the payment date of interest, principal and/or fees thereunder, or (ii) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or in the manner of pro rata application of any payments made by the Borrowers to the Banks hereunder, or (iii) any change in any percentage voting requirement in this Agreement, or (iv) any change in the dollar amount or percentage of the Banks' Commitments or any Bank's Commitment, or (v) any change in amount or timing of any fees payable under this Agreement, or (vi) any release of the Guarantors of Payment or any thereof from any obligation of under any Guaranty of Payment or release the Borrowers from their obligations under Section 5.5, or
(vii) any change in any provision of this Agreement which requires all of the Banks to take any action under such provision or (viii) any change in Section 11.4(b), 13.1, 13.2 or this Section 14.1 itself. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by the Borrowers to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this section, regardless of its failure to agree thereto.

    SECTION 14.2 NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of Law, by contract or otherwise.

    SECTION 14.3 NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to the Borrowers, mailed or delivered to them (including, without limitation, delivery by facsimile transmission), addressed to them at the address specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it (including, without limitation, delivery by facsimile transmission), addressed to the address of such Bank specified on the signature pages of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail or delivered to a telegraph company, addressed as aforesaid, except that notices from the Borrowers to Agent or the Banks pursuant to any of the provisions hereof, including, without limitation, Articles 3, 4, 5 and 6 hereof, shall not be effective until received by Agent or the Banks.

    SECTION 14.4 COSTS AND EXPENSES. The Borrowers, jointly and severally, agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery, modification, administration and amendment of this Agreement (including, without limitation, any amendment), the Notes, any Guaranty of Payment, the Letters of Credit, the Related Writings and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto (including any reasonable interdepartmental charges) and with respect to advising the Agent as to its rights and responsibilities under this Agreement. Without limiting the generality of the foregoing, such costs and expenses shall include: (a) reasonable attorneys' and paralegals' costs, expenses and disbursements of counsel to the Agent; (b) extraordinary expenses of Agent in connection with the administration of this Agreement, the Notes, any Guaranty of Payment, Letters of Credit, any other Related Writing and the other instruments and documents to be delivered hereunder; (c) the reasonable fees and out-of-pocket expenses of special counsel for the Agent or the Agent for the benefit of the Banks, with respect thereto and of local counsel, if any, who may be retained by said special counsel with respect thereto; (d) costs and expenses (including reasonable attorneys and paralegal costs, expenses and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Agreement, the Notes, any Guaranty of Payment, any Letters of Credit or any other Related Writing and the transactions contemplated thereby; (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under this Agreement, the Notes or any Related Writing that the Borrowers fail to pay or take; (f) the cost of any appraisal, survey, environmental audit or the retention of any other professional service or consultant commenced after the occurrence and continuation of an Event of Default and deemed reasonably necessary by the Agent; (g) costs of inspections and periodic review of the records of the Borrowers or any of their Subsidiaries, including, without limitation, travel, lodging, and meals for inspections of the Borrowers' and their Subsidiaries' operations by the Agent up to one time per year and at any time after the occurrence and during the continuation of an Event of Default; (h) costs and expenses of forwarding loan proceeds, fees, interest and other payments to the Banks; and (i) costs and expenses (including, without limitation, attorneys' fees) paid or incurred to obtain payment of the Obligations (including the Obligations arising under this Section 14.4), enforce the provisions of the Credit Agreement, the Notes, any Guaranty of Payment or any other Related Writing, or to defend any claims made or threatened against the Agent arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The Borrowers further agree to pay on demand all costs and expenses of each Bank, if any (including reasonable counsel fees and expenses), in connection with the restructuring or the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, any Guaranty of Payment, any other Related Writing and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 14.4. The foregoing shall not be construed to limit any other provisions of this Agreement, the Notes, any Guaranty of Payment or any Related Writing regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses may be charged, in the Agent's sole discretion, to the Borrowers' loan accounts as Revolving Credit Loans (notwithstanding existence of any Possible Default or Event of Default or the failure of the conditions of Article 7 to have been satisfied).

    SECTION 14.5 OBLIGATIONS SEVERAL. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default.

    SECTION 14.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

    SECTION 14.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall become effective when it shall have been executed by the Borrowers, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of the Borrowers and each of the Banks and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks. No person, other than the Banks, shall have or acquire any obligation to grant the Borrowers any Loans hereunder. Any Bank may at any time sell, assign, transfer, grant a participation pursuant to Article 13 hereof.

    SECTION 14.8 GOVERNING LAW. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the Laws of the State of Ohio and the respective rights and obligations of the Borrowers and the Banks shall be governed by Ohio Law.

    SECTION 14.9 SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

    SECTION 14.10 ENTIRE AGREEMENT. This Agreement and the Related Writings referred to in or otherwise contemplated by this Agreement set forth the entire agreement of the parties as to the transactions contemplated by this Agreement.

    SECTION 14.11 JURY TRIAL WAIVER. THE BORROWERS, THE AGENT, THE LETTER OF CREDIT BANK AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWERS, THE AGENT, THE LETTER OF CREDIT BANK AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

    SECTION 14.12  JURISDICTION; VENUE; INCONVENIENT FORUM.

    (a) JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY OHIO STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN CUYAHOGA COUNTY, OHIO, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY RELATED WRITING, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH OHIO STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY RELATED WRITING IN THE COURTS OF ANY JURISDICTION.

    (b) VENUE; INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT

MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBLIGATION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED WRITING IN ANY OHIO STATE OR FEDERAL COURT SITTING IN OHIO. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. THE BORROWERS CONFIRM THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.


                                                   SHILOH INDUSTRIES, INC.


                                                   -------------------------
                                                   By:
                                                   Title:

                                                   402 Ninth Avenue
                                                   Mansfield, Ohio 44905
                                                   Attention:
                                                   Telecopy:

                                                   SHILOH OF MICHIGAN, LLC


                                                   -------------------------
                                                   By:
                                                   Title:

                                                   402 Ninth Avenue
                                                   Mansfield, Ohio 44905
                                                   Attention:
                                                   Telecopy:

                                                   KEYBANK NATIONAL ASSOCIATION,
                                                   as Agent


                                                   -------------------------
                                                   By:  Richard A. Pohle
                                                   Title:  Vice President

                                                   127 Public Square
                                                   Cleveland, Ohio  44114
                                                   Attention: Large Corporate
                                                              Division
                                                   Telecopy: (216) 689-4981

                                      BANKS






                                                    KEYBANK NATIONAL ASSOCIATION


                                                    -------------------------
                                                    By:  Richard A. Pohle
                                                    Title:  Vice President


                                                    Address for Notices:


                                                    KeyBank National Association
                                                    127 Public Square
                                                    Cleveland, Ohio  44114
                                                    Attention: Large Corporate
                                                               Division

                                                    Telecopy: (216) 689-4981

                                                    Lending Office:


                                                    KeyBank National Association
                                                    127 Public Square
                                                    Cleveland, Ohio 44114

                                         NATIONAL CITY BANK


                                         -------------------------
                                         By:  Jeffrey C. Douglas
                                         Title:  Vice President


                                         Address for Notices:


                                         National City Bank
                                         1900 East Ninth Street
                                         Cleveland, Ohio  44114
                                         Attention:  Jeffrey C. Douglas
                                         Telecopy: (216) 575-9396


                                         Lending Office:


                                         National City Bank
                                         1900 East Ninth Street
                                         Cleveland, Ohio 44114

                                                    NBD BANK


                                                    -------------------------
                                                    By:  Daniel J. Pienta
                                                    Title:  Vice President


                                                    Address for Notices:


                                                    NBD Bank
                                                    611 Woodward Avenue
                                                    Detroit, Michigan 44825

                                                    Attention:  Daniel J. Pienta
                                                    Telecopy:  (313) 225-3269


                                                    Lending Office:


                                                    NBD Bank
                                                    611 Woodward Avenue
                                                    Detroit, Michigan 44825

                                                                EXHIBIT A-1A


                                     FORM OF
                              REVOLVING CREDIT NOTE

$__________                                                     Cleveland, Ohio
                                                                January 22, 1998


                  FOR VALUE RECEIVED, the undersigned SHILOH INDUSTRIES, INC., a Delaware corporation (the "Borrower") promises to pay on the last day of the Commitment Period, to the order of ________________________________________ (the
"Bank"), at ________________________________________, the principal sum of
_______________________________ DOLLARS ($_____) or the aggregate unpaid principal amount of all loans evidenced by this Note made by the Bank to the Borrower pursuant to paragraph (a) of Section 3.1 of the Credit Agreement (as hereinafter defined), whichever is less, in lawful money of the United States of America. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in that certain Credit Agreement, dated as of the 22nd day of January, 1998 (as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Credit Agreement"), among the Borrower, Shiloh of Michigan, LLC, the Bank and certain other parties thereto, and KeyBank National Association, as Agent for the Bank and such other banks.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan evidenced hereby from the date of such Revolving Credit Loan until principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. The Borrower promises to pay on demand interest on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates set forth in the Credit Agreement.

                  The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, will be shown on a ledger or other record of the Bank or by such other method as such Bank may generally employ; PROVIDED, however, that failure to make any such entry or any error in such entries shall in no way detract from the Borrower's obligations under this Note.


                  This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to

                                Page 1 of 2 Pages
declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.


                  The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver in that or any subsequent instance.

                                                 [BORROWER]


                                                 By:___________________________
                                                 Its:__________________________


                                Page 2 of 2 Pages

                                                                EXHIBIT A-1B


                                     FORM OF
                              REVOLVING CREDIT NOTE

$__________                                                     Cleveland, Ohio
                                                                January 22, 1998


                  FOR VALUE RECEIVED, the undersigned SHILOH OF MICHIGAN, LLC, a Michigan limited liability company (the "Borrower") promises to pay on the last day of the Commitment Period, to the order of _____________________________ (the "Bank"), at _________________________________, the principal sum of
_______________________________ DOLLARS ($_____) or the aggregate unpaid principal amount of all loans evidenced by this Note made by the Bank to the Borrower pursuant to paragraph (a) of Section 3.1 of the Credit Agreement (as hereinafter defined), whichever is less, in lawful money of the United States of America. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in that certain Credit Agreement, dated as of the 22nd day of January, 1998 (as the same may from time to time be amended, supplemented, restated or otherwise modified, the "Credit Agreement"), among the Borrower, Shiloh Industries, Inc., the Bank and certain other parties thereto, and KeyBank National Association, as Agent for the Bank and such other banks.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan evidenced hereby from the date of such Revolving Credit Loan until principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. The Borrower promises to pay on demand interest on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates set forth in the Credit Agreement.

                  The portions of the principal sum hereof from time to time representing Prime Rate Loans and LIBOR Loans, and payments of principal of any thereof, will be shown on a ledger or other record of the Bank or by such other method as such Bank may generally employ; PROVIDED, however, that failure to make any such entry or any error in such entries shall in no way detract from the Borrower's obligations under this Note.

                  This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

                               Page 1 of 2 Pages

                  The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver in that or any subsequent instance.

                                                  [BORROWER]


                                                  By:___________________________
                                                  Its:__________________________


                                Page 2 of 2 Pages

                                                                  EXHIBIT A-2A

                                 SWINGLINE NOTE



$10,000,000                                                     Cleveland, Ohio
                                                                January 22, 1998

         FOR VALUE RECEIVED, the undersigned, SHILOH INDUSTRIES, INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (the "Payee") at 127 Public Square, Cleveland, Ohio 44114, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Ten Million Dollars ($10,000,000), or such lesser unpaid principal amount as shall be outstanding hereunder, as reflected on the grid attached hereto or on any other separate record maintained by the Payee, together with interest from the date hereof on the unpaid principal balance of this Note at such per annum rate of interest as shall be agreed upon by Maker and Payee at the time of the advance of funds hereunder (the "Advance Rate"), as reflected on the grid attached hereto or on any other separate record maintained by the Payee. Each borrowing hereunder shall be due and payable in full, together with all accrued and unpaid interest thereon, on the date which is seven (7) days following the date of such borrowing. In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law.

         Subject to the terms and conditions hereof, the Maker may borrow, repay and reborrow up to the full amount hereof until January 31, 2003, on which date the entire outstanding principal balance of this Note together with all accrued and unpaid interest thereon shall be due and payable in full.

         The Maker hereof irrevocably authorizes the Payee to record all entries evidencing borrowings by the Maker hereunder on the grid(s) attached hereto and made a part hereof or on such other separate record as the Payee may, from time to time, determine to maintain. The unpaid principal amounts, and interest rates as reflected in the grid(s) attached hereto or said other separate records shall be conclusive evidence of the unpaid principal amount and interest rates applicable to Loans evidenced by this Note. Upon the advance of a Loan or receipt of any principal payment under this Note, Payee shall endorse the grid(s) or said other separate records with an appropriate notation reflecting such advance or principal payment attributable to this Note or record such advance or principal payment by such other method as Payee may generally employ; provided, however, that failure to make any such entry shall in no way detract from the Maker's obligation under this Note.

         In the event that the principal hereof is not paid when due, whether by acceleration or otherwise, the principal balance hereof shall thereafter bear interest at a per annum rate of interest equal to the Advance Rate PLUS two percent (2%) per annum or the highest rate permitted by law, whichever is less, from and after the due date thereof until paid in full.

         This Note is one of the Notes referred to in that certain Credit Agreement of even date herewith, by and among the Maker, Shiloh of Michigan, LLC, KeyBank National Association, NBD Bank, National City Bank and KeyBank National Association as Agent (the "Credit Agreement"). Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         The entire unpaid principal balance of this Note, together with all interest accrued hereon, shall become immediately due and payable at the option of the holder of this Note, and the obligation of Payee to make additional advances hereunder shall immediately and without the necessity of further action terminate, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement.

         Upon the occurrence of any of the events or conditions referred to in above, the holder hereof shall have all the rights, powers and remedies provided at law or in equity. No delay on the part of the holder hereof in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights and remedies which the holder hereof may otherwise have.

         To the extent permitted by law, the Maker and each endorser or guarantor of this Note, and their respective heirs, successors, legal representatives and assigns, hereby severally waive presentment; protest and demand; notice of protest, demand, dishonor and nonpayment; and diligence in collection, and further agree that the holder hereof may release all or any part of the collateral given as security for this Note or any rights of the holder thereunder without notice to, and without in any way affecting the liability of, the Maker or any endorser or guarantor of this Note, and their respective heirs, successors, legal representatives and assigns.

     If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of an attorney or attorneys for collection, the Maker and each endorser and guarantor of this Note hereby severally agree to pay all costs and expenses (including attorneys fees if permitted by law) incurred by the holder of this Note in collecting or attempting to collect such indebtedness. If any one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of all the remaining provisions shall not in any way be affected or impaired.

      This Note has been executed and delivered at Cleveland, Cuyahoga County, Ohio, and shall be construed and enforceable in accordance with, and governed by the laws of the State of Ohio. This Note is not given in connection with a consumer loan or a consumer transaction.


                                              SHILOH INDUSTRIES, INC.


                                              By:_______________________________

                                              Its:______________________________

                                                                EXHIBIT A-2B

                                 SWINGLINE NOTE



$1,000,000                                                      Cleveland, Ohio
                                                                January 22, 1998

         FOR VALUE RECEIVED, the undersigned, SHILOH OF MICHIGAN, LLC, a Michigan limited liability company (the "Maker"), hereby promises to pay to the order of KEYBANK NATIONAL ASSOCIATION (the "Payee") at 127 Public Square, Cleveland, Ohio 44114, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, the principal sum of One Million Dollars ($1,000,000), or such lesser unpaid principal amount as shall be outstanding hereunder, as reflected on the grid attached hereto or on any other separate record maintained by the Payee, together with interest from the date hereof on the unpaid principal balance of this Note at such per annum rate of interest as shall be agreed upon by Maker and Payee at the time of the advance of funds hereunder (the "Advance Rate"), as reflected on the grid attached hereto or on any other separate record maintained by the Payee. Each borrowing hereunder shall be due and payable in full, together with all accrued and unpaid interest thereon, on the date which is seven (7) days following the date of such borrowing. In no event shall the interest rate payable hereon exceed the maximum rate of interest permitted by law.

         Subject to the terms and conditions hereof, the Maker may borrow, repay and reborrow up to the full amount hereof until January 31, 2003, on which date the entire outstanding principal balance of this Note together with all accrued and unpaid interest thereon shall be due and payable in full.

         The Maker hereof irrevocably authorizes the Payee to record all entries evidencing borrowings by the Maker hereunder on the grid(s) attached hereto and made a part hereof or on such other separate record as the Payee may, from time to time, determine to maintain. The unpaid principal amounts, and interest rates as reflected in the grid(s) attached hereto or said other separate records shall be conclusive evidence of the unpaid principal amount and interest rates applicable to Loans evidenced by this Note. Upon the advance of a Loan or receipt of any principal payment under this Note, Payee shall endorse the grid(s) or said other separate records with an appropriate notation reflecting such advance or principal payment attributable to this Note or record such advance or principal payment by such other method as Payee may generally employ; provided, however, that failure to make any such entry shall in no way detract from the Maker's obligation under this Note.

         In the event that the principal hereof is not paid when due, whether by acceleration or otherwise, the principal balance hereof shall thereafter bear interest at a per annum rate of interest equal to the Advance Rate PLUS two percent (2%) per annum or the highest rate permitted by law, whichever is less, from and after the due date thereof until paid in full.

         This Note is one of the Notes referred to in that certain Credit Agreement of even date herewith, by and among the Maker, Shiloh Industries, Inc., KeyBank National Association, NBD Bank, National City Bank and KeyBank National Association as Agent (the "Credit Agreement"). Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         The entire unpaid principal balance of this Note, together with all interest accrued hereon, shall become immediately due and payable at the option of the holder of this Note, and the obligation of Payee to make additional advances hereunder shall immediately and without the necessity of further action terminate, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement.

         Upon the occurrence of any of the events or conditions referred to in above, the holder hereof shall have all the rights, powers and remedies provided at law or in equity. No delay on the part of the holder hereof in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights and remedies which the holder hereof may otherwise have.

         To the extent permitted by law, the Maker and each endorser or guarantor of this Note, and their respective heirs, successors, legal representatives and assigns, hereby severally waive presentment; protest and demand; notice of protest, demand, dishonor and nonpayment; and diligence in collection, and further agree that the holder hereof may release all or any part of the collateral given as security for this Note or any rights of the holder thereunder without notice to, and without in any way affecting the liability of, the Maker or any endorser or guarantor of this Note, and their respective heirs, successors, legal representatives and assigns.

         If at any time the indebtedness evidenced by this Note is collected through legal proceedings or this Note is placed in the hands of an attorney or attorneys for collection, the Maker and each endorser and guarantor of this Note hereby severally agree to pay all costs and expenses (including attorneys fees if permitted by law) incurred by the holder of this Note in collecting or attempting to collect such indebtedness. If any one or more of the provisions contained herein shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of all the remaining provisions shall not in any way be affected or impaired.

         This Note has been executed and delivered at Cleveland, Cuyahoga County, Ohio, and shall be construed and enforceable in accordance with, and governed by the laws of the State of Ohio. This Note is not given in connection with a consumer loan or a consumer transaction.


                                              SHILOH OF MICHIGAN, LLC


                                              By:_______________________________

                                              Its:______________________________

                                                                EXHIBIT B-1


                                     FORM OF
                               NOTICE OF BORROWING


To:               KeyBank National Association, as Agent

Date:             __________________, ____

Subject: Credit Agreement, dated as of January 22, 1998 (the "Credit Agreement"), by and among Shiloh Industries, Inc. and Shiloh of Michigan, LLC (the "Borrowers"), the banks which are parties thereto (the "Banks") and KeyBank National Association, as Agent for the Banks (the "Agent").

Ladies and Gentlemen:

                  Each term in this Notice of Borrowing shall be defined in accordance with the Credit Agreement. Pursuant to the Credit Agreement, we request

         ( ) the Banks to make to the undersigned Borrower a Revolving Credit Borrowing to bear interest at the Prime Rate in the aggregate principal sum of $_____________ to be made available on the _____ day of ___________, ____,

         ( ) the Banks to make to the undersigned Borrower a Revolving Credit Borrowing to bear interest at a rate per annum equal to the sum of the Adjusted LIBOR and the Applicable Loan Percentage in effect as of the date set forth immediately below, in the aggregate principal sum of $_________ to be made available on the _____ day of ___________, ____
         and having an initial Interest Period of [one/two/three/six] months,

and, in the case of any such requested Loan, to disburse the proceeds as follows: ___________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

                  The undersigned hereby certifies that the following are and will be true:

         (a) The representations and warranties contained in Article 9 are true and correct in all respects on and as of the date of each Revolving Credit Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

         (b) The Borrowers and each of their Subsidiaries are in compliance with all other terms and provisions set forth herein and in each other Related Writing on its part to be observed or performed, and at the time of this Notice of Borrowing and immediately after the Revolving Credit Borrowing referred to herein, no Possible Default or Event of Default shall have occurred and be continuing; and

         (c) There has been no event since January 22, 1998 which would or might reasonably be expected to have a Material Adverse Effect.

                                                  Very truly yours,

                                                  [BORROWER]


                                                  By:___________________________
                                                  Its:__________________________


                                                  Address:
                                                  ______________________________
                                                  ______________________________

                                                                EXHIBIT B-2


                                     FORM OF
                      RATE CONTINUATION/CONVERSION REQUEST


To:               KeyBank National Association, as Agent

Date:             __________________, ____

Subject: Credit Agreement, dated as of January 22, 1998 (the "Credit Agreement"), by and among Shiloh Industries, Inc. and Shiloh of Michigan, LLC (the "Borrowers"), the banks which are parties thereto (the "Banks") and KeyBank National Association, as Agent for the Banks (the "Agent").

Ladies and Gentlemen:

                  Each term in this Rate Continuation/Conversion Request shall be defined in accordance with the Credit Agreement. Pursuant to the Credit Agreement, we request

         ( ) the Banks to convert the LIBOR Loans comprising the Revolving Credit Borrowing (or portion thereof) [made] [converted] [continued] on ___________, ____, in the original aggregate principal sum of $________, on __________, ____, into [Prime Rate Loans] [LIBOR Loans to have an Interest Period of [one/two/three/six] months from the date thereof].

         ( ) the Banks to convert the Prime Rate Loans comprising the Revolving Credit Borrowing (or portion thereof) [made] [converted] [continued] on __________, ____, in the original aggregate principal sum of $__________, on __________, ____, into [LIBOR Loans to have an Interest Period of [one/two/three/six] months from the date thereof].

         ( ) the Banks to continue the LIBOR Loans comprising the Revolving Credit Borrowing (or portion thereof) [made] [converted] [continued] on __________, ____, with a [one/two/three/six] month Interest Period in the original aggregate principal sum of $_________, as LIBOR Loans having an Interest Period of the same duration commencing on ----------, ----.

                  The undersigned represents and warrants that this request is made in compliance with Section 3.1(h) of the Credit Agreement.

                  The undersigned hereby certifies that:

         (a) The representations and warranties contained in Article 9 of the Credit Agreement are true and correct in all respects on and as of the date of each Rate Conversion or Rate Continuation with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

         (b) The Borrowers and each of their Subsidiaries are in compliance with all other terms and provisions of set forth herein and in each other Relating Writing on its part to be observed or performed, and at the time of and immediately after any Rate Conversion or Rate Continuation, no Possible Default shall have occurred and be continuing.

                                                  Very truly yours,

                                                  [BORROWER]


                                                  By:___________________________
                                                  Its:__________________________


                                                  Address:
                                                  ______________________________
                                                  ______________________________

                                                                EXHIBIT B-3


                                     FORM OF
                                REDUCTION NOTICE


                                                                Cleveland, Ohio

                                                                ----------, ----


To:               KeyBank National Association, as Agent

Subject: Reduction of Total Commitment Amount under the Credit Agreement, dated as of January 22, 1998 (the "Credit Agreement"), by and among Shiloh Industries, Inc. and Shiloh of Michigan, LLC (the "Borrowers"), the banks which are parties thereto (the "Banks") and KeyBank National Association, as Agent for the Banks (the "Agent").



Ladies and Gentlemen:

                  Reference is made to the Credit Agreement, which provides for, among other things, Revolving Credit Loans and Letters of Credit aggregating $135,000,000 (as the same may be reduced pursuant to Section 3.2(a) of the Credit Agreement) available to the Borrowers, upon certain terms and conditions, on a revolving credit basis. Each of the capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

                  Pursuant to said Section 3.2(a), the Borrowers hereby requests that the Total Commitment Amount of the Banks be reduced by __________ Million Dollars ($___________) [at least $5,000,000, and integral multiples thereof] (the "Reduction Amount") effective __________, ____. After such reduction the Total Commitment Amount will be $__________.

                  The undersigned represents and warrants that this Reduction Notice is made in compliance with the provisions of Section 3.2(a) of the Credit Agreement and that any payments required by such Section accompany this Notice or are being transferred simultaneously herewith in same day funds.

                  The Credit Agreement shall be deemed amended to reflect such reduction in the Total Commitment Amount and each Bank's

Commitment (as set forth on Annex A to the Credit Agreement) shall be amended to reflect such Bank's Ratable Portion of such reduction. In all other respects the Credit Agreement shall remain in full effect.

                                                  SHILOH INDUSTRIES, INC.

                                                  By:___________________________
                                                  Its:__________________________

                                                  SHILOH OF MICHIGAN, LLC


                                                  By:___________________________
                                                  Its:__________________________


Acknowledged:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:______________________
Its:_____________________

                                                                EXHIBIT C


                           FORM OF GUARANTY OF PAYMENT

    This GUARANTY OF PAYMENT (this "Agreement") is made as of this 22nd day of January, 1998, by [_____________________] a [____________] (the "Guarantor"), in
favor of KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent (together with its successors and assigns in such capacity, the "Agent"), 127 Public Square, Cleveland, Ohio 44114, for the ratable benefit of itself and the Banks (as defined below) from time to time parties to the Credit Agreement (as such term is hereinafter defined).

                                    RECITALS

         To induce the Agent and the Banks to extend credit from time to time to [Shiloh Industries, Inc.][Shiloh of Michigan, LLC] (the "Borrower"), including particularly under the Credit Agreement among the Borrower, [other Borrower], the Agent and the Banks, dated as of January 22, 1998 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"), the Guarantor hereby agrees as follows:


         1. The Guarantor does hereby irrevocably and unconditionally guarantee to the Agent and the Banks the punctual payment of the full amount, when due (whether by demand, acceleration or otherwise), of (i) the principal and interest on the Notes issued by the Borrower pursuant to the Credit Agreement, and any amendment or supplement thereto whether now outstanding or hereafter issued (including interest accruing thereon after the commencement of any case or proceeding under any federal or state bankruptcy, insolvency or similar law (a "Proceeding") whether or not a claim for such interest is allowable in such Proceeding ("Post-Petition Interest")), and (ii) all other obligations and liabilities of the Borrower to the Agent and the Banks under the Credit Agreement, whether now or hereafter existing, due or to become due, direct or contingent, joint, several or independent, secured or unsecured and whether matured or unmatured (including Post-Petition Interest) (all of the liabilities included in clauses (i) and (ii) of this Paragraph are hereinafter collectively referred to as the "Guaranteed Obligations"). This is a guaranty of payment and not of collection and is the primary obligation of the Guarantor; and the Agent and the Banks may enforce this Guaranty against the Guarantor without any prior pursuit or enforcement of the Guaranteed Obligations against the Borrower, any collateral, any right of set-off or similar right, any other guarantor or other obligor or any other recourse or remedy in the power of the Lender.

         2. The Guarantor hereby waives (i) notice of acceptance of this Guaranty, notice of the creation, renewal or accrual of any of the Guaranteed Obligations and notice of any other liability to which it may apply, and notice of or proof of reliance by the Agent and the Banks upon this Guaranty, (ii) diligence, protest, notice of protest, presentment, demand of payment, notice of dishonor or nonpayment of any of the Guaranteed Obligations, suit or taking other action or making any demand against, and any other notice to the Borrower or any other party liable thereon, (iii) any defense based upon any statute or rule of law to the effect that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (iv) any defense based upon the Agent's or the Banks' administration or handling of the Guaranteed Obligations, except behavior which amounts to bad faith, and (v) to the fullest extent permitted by law, any defenses or benefits which may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with terms of this Guaranty.

         3. So far as the Guarantor is concerned, the Agent and the Banks may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without impairing or releasing any of the Guaranteed Obligations hereunder, upon or without any terms or conditions and in whole or in part:

         a. modify or change the manner, place or terms of, and/or change or extend the time of payment of, renew or alter, any of the Guaranteed Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall apply to the Guaranteed Obligations as so modified, changed, extended, renewed or altered;

         b. request, accept, sell, exchange, release, subordinate, surrender, realize upon or otherwise deal with, in any manner and in any order, (i) any other guaranty by whomsoever at any time made of the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset or right with respect thereto, and (ii) any property by whomsoever at any time pledged, mortgaged or otherwise encumbered to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset or right with respect thereto;

         c. exercise or refrain from exercising any rights against the Borrower or against any collateral or others

                  (including, without limitation, any other guarantor) or otherwise act or refrain from acting;

         d. settle or compromise any of the Guaranteed Obligations, and security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrowers other than the Agent or the Banks when, in the Agent's sole judgment, it considers such subordination necessary or helpful in the protection of its interest or the exercise of its remedies, including, without limitation, the sale or other realization upon collateral;

         e. apply in the manner determined by the Agent any sums by whomsoever paid or howsoever realized to any of the Guaranteed Obligations, regardless of what liability or liabilities of the Borrower remain unpaid; and

         f. amend or otherwise modify, consent to or waive any breach of, or any act, omission or default or Event of Default under the Credit Agreement or the Notes, or any agreements, instruments or documents referred to therein or executed and delivered pursuant thereto or in connection therewith.

         3. This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to limitation, impairment or discharge for any reason (other than the payment in full of the Guaranteed Obligations), including, without limitation, the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand of any right power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto or with respect to any other guaranty thereof or security therefor, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including, without limitation, provisions relating to Events of Default) of the Credit Agreement, the Notes or any other agreement at any time executed in connection therewith, (iii) the Guaranteed Obligations or any portion thereof at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations, even though the Agent might have elected to apply such payment to the payment of all or any part of the Guaranteed Obligations, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations, (vi) any defenses, set-offs or counterclaims which the Company may allege or assert against the Agent or the Banks in respect of the Guaranteed Obligations, (vii) the avoidance or voidability of the Guaranteed Obligations under the Bankruptcy Code or other applicable laws, and (viii) any other act or thing or omission which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.

         4. The Guarantor makes the following representations and warranties, which shall survive the execution and delivery of this Guaranty:

         a. The execution, delivery and performance of this Guaranty has been duly authorized by all necessary action of the Guarantor's shareholders and directors.

         b. Neither the execution and delivery of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of the Guarantor's charter or by-laws or of any law, statute, rule or regulation to which the Guarantor is subject or any judgment, decree, award, franchise, order or permit, or will conflict or will be inconsistent with, or will result in any breach of, any of the terms, covenants or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or other encumbrance upon any of the properties or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Guarantor is a party or by which it is bound or to which it may be subject.

         5. Any and all rights and claims of the Guarantor against the Borrower or any of its property, arising by reason of any payment by the Guarantor to the Borrower pursuant to the provisions of this Guaranty, shall be subordinate and subject in right of payment to the prior and indefeasible payment in full of all Guaranteed Obligations to the Agent and the Banks, and until such time, the Guarantor shall have no right of subrogation, contribution, reimbursement or similar right and hereby waives any right to enforce any remedy the Agent and the Banks or the Guarantor may now or hereafter have against the Borrower, any endorser of any other guarantor of all or any part of the Guaranteed Obligations of the Borrower and any right to participate in, or benefit from, any security given to the Agent and the Banks to secure any Guaranteed Obligations. Any promissory note evidencing such liability of the Borrower to the undersigned shall be non-negotiable and shall expressly state that it is subordinated pursuant to this Guaranty. All liens and security interests of the Guarantor, whether now or hereafter arising and however existing, in any assets of the Borrower or any assets securing Guaranteed Obligations shall be and hereby are subordinated to the rights and interests of the Agent and the Banks in those assets until the prior and indefeasible payment in full of all Guaranteed Obligations to the Agent and the Banks and termination of all financing arrangements between the Borrower and the Agent and the Banks, provided that the provisions of this sentence shall not be construed as a waiver or modification of the provisions of Section 8.10 of the Credit Agreement restricting the Borrower's right to grant or permit liens or encumbrances on its property.

      6. The Guarantor hereby agrees to indemnify and hold harmless the Agent and the Banks from and against any losses, costs or expenses (including, without limitation, reasonable attorneys' fees and litigation costs) ("Loss and Expense") incurred by the Agent and the Banks in connection with the Lender's collection of any sum due hereunder or its enforcement of its rights hereunder.

      7. No delay on the part of the Agent and the Banks in exercising any of their options, powers or rights, and no partial or single exercise thereof, whether arising hereunder, under the Credit Agreement, the Notes, or otherwise, shall constitute a waiver thereof or affect any right hereunder. No waiver of any such rights and no modification, amendment or discharge of this Guaranty shall be deemed to be made by the Agent and the Banks or shall be effective unless the same shall be in writing signed by the Agent and the Banks, and then such waiver shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Agent and the Banks or the obligations of the Guarantor to the Agent and the Banks in any other respect at any other time.

      8. Whenever the Agent shall credit any payment to the Guaranteed Obligations or any part thereof, whatever the source or form of payment, the credit shall be conditional as to the Guarantor unless and until the payment shall be final and valid and indefeasible as to all the world. Without limiting the generality of the foregoing, the Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any proceeds of collateral so applied shall thereafter be recovered by any trustee in bankruptcy or anyone else, the Agent in each case may reverse any entry relating thereto in its books, and the Guarantor shall remain liable therefor even if the Agent may no longer have in its possession any evidence of the Guaranteed Obligations to which the payment in question was applied.

      9. This Guaranty and the respective rights and obligations of the Agent and the Banks and the Guarantor hereunder shall be construed and enforced in accordance with the laws of the State of Ohio applicable to contracts made and to be performed wholly within such state. The Guarantor irrevocably consents that service of notice, summons or other process in any action or suit in any court of record to enforce this Guaranty may be made upon the Guarantor by mailing a copy of the summons to the Guarantor by certified or registered mail, at the address specified in the Credit Agreement. The Guarantor hereby waives the right to interpose counterclaims or set-offs of any kind and description in any such action or suit arising hereunder or in connection herewith.

      10. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns. This Guaranty embodies the entire agreement and understanding between the Agent and the Banks and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

      11. If this Guaranty by the Guarantor is held or determined to be void, invalid or unenforceable, in whole or in part, such holding or determination shall not impair or affect the validity and enforceability of any clause or provision not so held to be void, invalid or unenforceable. If this Guaranty as to the Guarantor would be held or determined by a court or tribunal having competent jurisdiction to be void, invalid or unenforceable on account of the amount of its aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of the liability of the Guarantor under this Guaranty shall, without any further action by the Guarantor, the Agent and the Banks or any other person, be automatically limited and reduced to an amount which is valid and enforceable.

      12. The Guarantor (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purpose of any suit, action or other proceeding arising out of or based upon this Guaranty or the subject matter hereof brought by the Agent and the Banks or their successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty or the subject matter hereof may not be enforced in or by such court and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such Ohio state or federal court. The Guarantor agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Agent and the Banks. Final judgment against the Guarantor in any such action, suit or proceeding may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment, or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; PROVIDED, HOWEVER, that the Agent and the Banks may at their option bring suit, or institute other judicial proceedings, against the Guarantor in any state or federal court of the United States or of any country or place where the Guarantor or its property may be found.

      13. Unless the context otherwise requires, all capitalized terms used in this Guaranty without definition shall have the meanings provided therefor in the Credit Agreement.

      14. The Guarantor shall deliver to the Agent not later than 100 days after the end of each fiscal year of the Guarantor its balance sheet and statement of income in respect of such fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied; provided that if the Guarantor causes an audit or review of its financial records for any fiscal year to be conducted by outside accountants, separate from those of the Company, the Guarantor shall deliver such reviewed or audited statements to the Agent in lieu of the balance sheet and income statement required above.

      15. Without limiting the effect or intentions of the warrant of attorney contained in the following paragraph, THE GUARANTOR AND, BY THEIR ACCEPTANCE OF THIS GUARANTY, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE CREDIT AGREEMENT, ANY NOTE, OR THIS GUARANTY OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE CREDIT AGREEMENT, ANY NOTE OR THIS GUARANTY AND THE RELATIONSHIPS THEREBY ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

      16. The Guarantor is solvent (as defined in the Credit Agreement). The Guarantor does not believe that final judgments, if any, against the Guarantor in actions for money damages presently pending will be rendered at a time when, or in an amount such that, the Guarantor will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable mount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Guarantor, after taking into account all other anticipated uses of the cash of the Guarantor (including the payments on or in respect of debt referred to in this Section 13), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

      17. The Guarantor authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any other state or territory of the United States of America after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuance and service of process, and to confess judgment or judgments against the Guarantor in favor of the Agent and the Banks for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The foregoing warrant of attorney shall survive any such judgment and should any such judgment be vacated for any reason, and the foregoing warrant of attorney nevertheless may thereafter be utilized for obtaining judgment or judgments.

      IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed as fully written above as of this 22 day of January, 1998.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                                 [GUARANTOR]



                                                 By_____________________________
                                                      Its_______________________

                                                 [address]
                                                 Attention:
                                                 Telecopy:

                                                 EXHIBIT D



                                   [RESERVED]

                                                                EXHIBIT E



                             SHILOH INDUSTRIES, INC.

                              Officer's Certificate


               The undersigned hereby certifies that he is an officer of SHILOH INDUSTRIES, INC., an Ohio corporation (the "Borrower"), holding the office or offices in the Borrower indicated below his signature hereto and that, as such officer, he is authorized to execute and deliver this Certificate on behalf of the Borrower, and with reference to the Credit Agreement (the "Credit Agreement"), dated as of January 22, 1998, among the Borrower, Shiloh of Michigan, LLC ("Michigan"), the Banks (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement) named therein and KeyBank National Association, as Agent, further certifies as follows:

               (a) BACKGROUND. I am fully familiar with the financial affairs of the Borrower and its Subsidiaries and have made such investigation as I considered necessary as a basis for the statements in this Certificate.

               (b) RESTRICTIVE DOCUMENTS. The documents listed below are all of the indentures, loan or credit agreements, mortgages, security agreements, bonds, notes, debentures, and other agreements or instruments, relating to any Funded Debt of the Borrower or any of its Subsidiaries, which restrict or purport to restrict the Borrower's or any Subsidiary's right to borrow money or guarantee indebtedness:

               (1)      the Credit Agreement,

               (2) Related Writings which incorporate covenants, etc. from the Credit Agreement,

               (3)      [other]

               (c) NO RESTRICTIVE ORDERS, JUDGMENTS, ETC. There are no orders, writs, judgments, awards, injunctions or decrees which restrict or purport to restrict the Borrower's, Michigan's or any Subsidiary's right to borrow money or guarantee indebtedness.

               WITNESS the due execution and delivery of this Certificate by the undersigned this 22th day of January, 1998.



                                                  ------------------------------
                                                  Name:
                                                  Title:

                                                                EXHIBIT F

                                     FORM OF
                              ASSIGNMENT AGREEMENT

      This Assignment Agreement (this "Assignment Agreement") between _________________ (the "Assignor") and ________________ (the "Assignee") is
dated as of ______________ , ____. The parties hereto agree as follows:


    1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement, dated as of January 22, 1998 (as heretofore and hereafter amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Shiloh Industries, Inc., Shiloh of Michigan, LLC (the "Borrowers"), certain banks listed on the signature pages thereof (collectively, the "Banks"), and KeyBank National Association, as agent for the Banks (the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement. The Assignor desires to assign to the Assignee, and the Assignee desires to assume from the Assignor, a ___ percent (___%) interest (the "Purchased Percentage") in the Commitment of the Assignor and in the Assignor's Ratable Portion of the Loans and the other Obligations, such that, after giving effect to the assignment and assumption hereinafter provided for, (a) the Commitment of the Assignee shall equal ___________ Dollars ($______________) and its percentage (that is, its Ratable Portion) of the Total Commitment Amount, the Loans and the other Obligations shall equal _________ percent (______%), and (b) the Commitment of the Assignor shall equal _______ Dollars ($______) and its percentage (that is, its Ratable Portion) of the Total Commitment Amount, the Loans and the other Obligations shall equal ______ percent (____%).

    2. ASSIGNMENT. For and in consideration of the assumption of obligations by the Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of the Effective Date (as hereinafter defined), the Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to the Purchased Percentage of (i) the Commitment of the Assignor (as in effect on the Effective Date), (ii) any Loan made by the Assignor or other Obligation owing to the Assignor which is outstanding on the Effective Date, (iii) any Note delivered to the Assignor pursuant to the Credit Agreement, and (iv) the Credit Agreement and the other Related Writings. Pursuant to Section 13.1(d) of the Credit Agreement, on and after the Effective Date the Assignee shall have, with respect to the Purchased Percentage, the same rights, benefits and obligations as the Assignor had under the Credit Agreement and the Related Writings, all determined as if the Assignee were a "Bank" under the Credit Agreement with ____________________ Dollars ($___________) of the Total Commitment Amount and a Ratable Portion of _______ percent (___%). The Effective Date (the "Effective Date") shall be two Banking Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Attachment I hereto, and any consents substantially in the form of Attachment II hereto, required to be delivered to the Agent, together with a fee of $3,500, in accordance with Section 13.1(a) and
(b) of the Credit Agreement, have been delivered to the Agent; PROVIDED, HOWEVER, that, in the event that the Borrower shall appropriately deliver a Notice of Borrowing or a Rate Conversion/Continuation Request prior to the time at which all of conditions to the effectiveness of this Assignment shall have been met, the Effective Date shall be the Banking Day immediately following the day upon which the Loans by the Banks are to be made under such Notice of Borrowing or the Rate Conversion or Rate Continuation is to be effected in accordance with such Rate Conversion/Continuation Request. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 are not made on or prior to the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date on the Banking Day prior to the proposed Effective Date and will notify the Assignee of any pending Notice of Borrowing or Rate Conversion/Continuation Request which would delay such proposed Effective Date.

    3. ASSUMPTION. For and in consideration of the assignment of rights by the Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, the Assignee does hereby accept that assignment, and assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of the Assignor under the Credit Agreement and the Related Writings which are assigned to the Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Total Commitment Amount in accordance with the provisions set forth in the Credit Agreement as if the Assignee were a "Bank" under the Credit Agreement with ____________ Dollars ($______) of the Total Commitment Amount, that is, with a Commitment of $__________ and a Ratable Portion of ___%. The Assignee agrees to be bound by all provisions relating to "Banks" under and as defined in the Credit Agreement and the Related Writings, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification. The Assignee agrees further to deliver to the Agent, concurrently herewith, a completed Administrative Questionnaire, substantially in the form attached hereto as Attachment III.

    4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the Purchased Percentage of the Assignor's Commitment and Ratable Portion of Loans and other Obligations. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date. In consideration for the sale and assignment of Loans hereunder, (i) with respect to all Prime Rate Loans made by the Assignor outstanding on the Effective Date, the Assignee shall pay the Assignor, on the Effective Date, an amount in Dollars equal to the Purchased Percentage of all such Prime Rate Loans, and (ii) with respect to each LIBOR Loan made by the Assignor outstanding on the Effective Date, on the earliest of (a) the last day of the Interest Period therefor or (b) such earlier date agreed to by the Assignor and the Assignee or (c) the date on which any such LIBOR Loan either becomes due (by acceleration or otherwise) or is prepaid (the earliest such date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount in Dollars equal to the Purchased Percentage of such LIBOR Loan. On and after the Effective Date, the Assignee will also remit to the Assignor any amounts of interest on Loans and fees received from the Agent which relate to the Purchased Percentage of Loans made by the Assignor and other Obligations accrued for periods prior to the Payment Date, in the case of LIBOR Loans, or the Effective Date, in the case of Prime Rate Loans and other Obligations, and not theretofore paid by the Assignee to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any LIBOR Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor on demand the Purchased Percentage of interest for such period on such LIBOR Loan at the applicable rate provided by the Credit Agreement. In the event that either party hereto receives any payment to which (or to a portion of which) the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it (or such portion) to the other party hereto.

    5. CONFIDENTIALITY. By executing and delivering this Assignment, the Assignee (a) acknowledges that the Borrowers and each of their Subsidiaries may have trade secrets and have financial and other data and information the confidentiality of which is material to their business and (b) agrees to keep confidential any such trade secret, data or information designated by the Borrowers or any of their Subsidiaries as confidential, except that this Section 5 shall not preclude the Assignee from furnishing any such trade secret, data or information (i) as may be required by order of any court of competent jurisdiction or requested by any governmental agency having any regulatory authority over the Assignee or its securities or in response to legal process, (ii) to any other party to the Credit Agreement, (iii) to any actual or prospective transferee, participant or subparticipant (so long as such prospective transferee, participant or subparticipant is a financial institution) of all or part of the Assignee's rights arising out of or in connection with the Related Writings and the Credit Agreement or any thereof so long as such prospective transferee, participant or subparticipant to whom disclosure is made agrees to be bound by the provisions of this Section 5, (iv) to anyone if it shall have been already publicly disclosed (other than by the Assignee in contravention of this Section 5), (v) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement, the Credit Agreement or any Related Writing and
(vi) to the Assignee's legal counsel, auditors and accountants.

    6. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. The Assignee represents and warrants to the Assignor, the Borrowers, the Agent and the other Banks that (a) it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as the Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by the Assignor, (b) the Assignee confirms that it meets the requirements to be an assignee as set forth in
Section 13.1 of the Credit Agreement; (c) the Assignee confirms that it is able to fund the Loans as required by the Credit Agreement and (d) the Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings as are required to be performed by it as a Bank thereunder. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no representation or warranty of any kind to the Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) inspecting any of the property, books or records of the Borrower or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. The Assignee appoints the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof.

    7. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

    8. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 13.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any Law and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (ii) the assignee under such assignment from the Assignee shall agree to assume all (or the assigned portion, as the case may be) of the Assignee's obligations hereunder in a manner satisfactory to the Assignee, and (iii) the Assignee is not thereby released from any of its obligations to the Assignor hereunder.

    9. REDUCTIONS OF AGGREGATE AMOUNT OF COMMITMENTS. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Effective Date, the percentage of the Total Commitment Amount assigned to the Assignee (that is, the Purchased Percentage of the Assignor's Commitment and Ratable Portion on the date hereof) shall remain the percentage specified in
Section 1 hereof, and the dollar amount of the Commitment of the Assignee shall be recalculated based on the reduced Total Commitment Amount.

    10. ENTIRE AGREEMENT. This Assignment Agreement and the attached consent embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

    11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

    12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature page(s) hereof.

    IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

    [NAME OF ASSIGNEE]

    By:_______________________

    Title:

    Address:


    [NAME OF ASSIGNOR]

    By:_______________________

    Title:

    Address:

                                  ATTACHMENT I
                                       TO
                          FORM OF ASSIGNMENT AGREEMENT

NOTICE OF ASSIGNMENT

To: Shiloh Industries, Inc.
    Shiloh of Michigan, LLC
    402 Ninth Avenue
    Mansfield, Ohio  44905
    Attention:

    KeyBank National Association, as Agent
    127 Public Square
    Cleveland, Ohio 44114
    Attention:

From:  [NAME OF ASSIGNOR]

       [NAME OF ASSIGNEE]

                                                 -----------, ---


         1. We refer to that Credit Agreement, dated as of January 22, 1998 (as heretofore and hereafter amended, modified, renewed or extended from time to time, the "Credit Agreement"), among Shiloh Industries, Inc., Shiloh of Michigan, LLC (the "Borrower"), certain banks listed on the signature pages thereof (collectively, the "Banks"), including _________________________ (the "Assignor") and KeyBank National Association, as agent for the Banks (as such, the "Agent"). Capitalized terms used herein and in any consent delivered in connection herewith and not otherwise defined herein or in such consent shall have the meanings attributed to them in the Credit Agreement.

         2. As of the date hereof, the Commitment of the Assignor is ___________ Dollars ($________), and its Ratable Portion is ________ percent (____%). The Assignor and ____________(the "Assignee") have entered into an Assignment Agreement, dated as of ________,19__, pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor, a ______ percent (__%) interest (the "Purchased Percentage") in and to all of the Assignor's rights and obligations under the Credit Agreement such that, effective as of the "Effective Date" (as hereinafter defined), (a) Assignee's share of the Total Commitment Amount (that is, its Commitment) shall equal __________ Dollars ($__________) and Ratable Portion shall be ______ percent (___%), and (b) Assignor's remaining share of the Total Commitment Amount (that is, its Commitment) shall equal ______ Dollars ($________) and Ratable Portion shall be ______ percent (___%), [OR, if Assignor's entire interest is transferred] (b) Assignor shall have no further Commitment and shall no longer be a Bank under the Credit Agreement.

    The "Effective Date" shall be the later of __________, ____ or two Banking Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and payments required by Sections 13.1(a), 13.1(b) and 13.1(c) of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied; provided further, however, that, in the event that the Borrower shall appropriately deliver a Notice of Borrowing or a Rate Conversion/Continuation Request prior to the time at which all of conditions to the effectiveness of the Assignment shall have been met, the Effective Date shall be the Banking Day immediately following the day upon which the Loans by the Banks are to be made under such Notice of Borrowing or the Rate Conversion or Rate Continuation is to be effected in accordance with such Rate Conversion/Continuation Request.

    3. The Assignor and the Assignee hereby give to the Borrower and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before ____________, ____ to determine if the Assignment Agreement will become effective on such date pursuant to Section 2 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 2 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the occurrence of the Effective Date.

    4. The Assignee hereby accepts and assumes the assignment and delegation referred to herein and agrees as of the Effective Date (i) to perform fully all of the obligations under the Credit Agreement which it has assumed under the Assignment Agreement and (ii) to be bound by the terms and conditions of the Credit Agreement as if it were a "Bank".

    5. The Assignor and the Assignee request and agree that any payments to be made by the Agent to the Assignor on and after the Effective Date shall, to the extent of the assignment referred to herein, be made entirely to the Assignee, it being understood that the Assignor and the Assignee shall make between themselves any desired allocations.

    6. The Assignor and the Assignee request and direct that the Agent prepare and cause the Borrower to execute and deliver the Note or Notes to the Assignor and the Assignee in accordance with Section 13.1(c) of the Credit Agreement. The Assignor [or Assignee] agrees to deliver to the Agent, for delivery to the Borrower, the Assignor's existing Note upon the Assignee's [and the Assignor's] receipt of [a] new Note[s] in the amount[s] set forth above.

    7. The Assignee advises the Agent and the Borrower that the address listed below is its address for notices under the Credit Agreement:

    The Assignee advises the Agent that the address listed below is the address of its Lending Office and the wire transfer instructions for delivery of funds by the Agent thereto:


[Address]





ASSIGNOR                                         ASSIGNEE


By:___________________________                   By:___________________________
Title:                                           Title:

                                  ATTACHMENT II
                                       TO
                          FORM OF ASSIGNMENT AGREEMENT

                                  AGENT CONSENT

TO: [NAME OF ASSIGNOR]


    [NAME OF ASSIGNEE]

                                                       ------------, ----


         1. The undersigned (the "Agent") acknowledges receipt from ___________________ (the "Assignor") and ___________________ (the "Assignee") of
the Notice of Assignment, dated as of _________, 19__ (the "Notice"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in, as the case may be, the Notice or the Credit Agreement (as defined in the Notice).

         2. The Agent hereby (a) consents, pursuant to Section 13.1(a) of the Credit Agreement, to the assignment and delegation referred to in the Notice and
(b) confirms that, as of the Effective Date, (i) the Commitment of the Assignor and the Ratable Portion of the Assignor in the Total Commitment Amount, the Loans, and the other Obligations are reduced by the Purchased Percentage of such Commitment and such Ratable Portion, such that the Assignor's Commitment and Ratable Portion thereupon shall be $_________ and ___%, respectively,* and (ii) the Assignee shall be considered to be a Bank for all purposes under the Credit Agreement and any of the Related Writings and thereupon shall have a Commitment of $____________ and a Ratable Portion of ___%.


                                            KeyBank National Association, Agent



                                            By:___________________________
                                                        Title:


*Or, if the Assignor's entire interest is assigned, clause (i) shall provide:

         (i) the Commitment of the Assignor and the Ratable Portion of the Assignor in the Total Commitment Amount, the Loans, and the other Obligations shall be transferred in their entirety to the Assignee, and the Assignor thereupon no longer shall be a Bank under the Credit Agreement,


[The following consent shall be included only if the consent of the Borrower is required pursuant to Section 13.1(a) of the Credit Agreement.]

                                BORROWER CONSENT

         The Borrowers hereby consent to the assignment and delegation referred to in the Notice and confirms the accuracy of the statements of the Agent contained in clauses (b)(i) and (ii) of paragraph 2, above, this __ day of __________, _____.


                                                 SHILOH INDUSTRIES, INC.


                                                 By:__________________________
                                                           Title:

                                                 SHILOH OF MICHIGAN, LLC



                                                 By:_________________________
                                                            Title:

                                 ATTACHMENT III
                                       TO
                          FORM OF ASSIGNMENT AGREEMENT

                                     FORM OF
                          ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to KeyBank National Association, Attention of _______________, as soon as possible.

FAX Number:

LEGAL NAME TO APPEAR IN DOCUMENTATION:



GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:
Street Address:
City, State, Zip Code:

GENERAL INFORMATION - LIBOR LENDING OFFICE:

Institution Name:
Street Address:
City, State, Zip Code:

CONTACTS/NOTIFICATION METHODS - CREDIT CONTACTS:
Primary Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:

Backup Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:

TAX WITHHOLDING:

Non Resident Alien
*Form 4224 Enclosed
Tax ID Number
Y*                 N

CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES,
ETC.

Contact:
Street Address:
City, State, Zip Code:
Phone Number:
FAX Number:

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

Routing Transit/ABA number of Bank where funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional Information:

MAILINGS:

Please specify who should receive financial information:

Name:
Street Address:
City, State, ZIP Code:

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call __________of KeyBank National Association at (216)___________.

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                                     ANNEX A


                           BANKING INSTITUTIONS PARTY
                 TO THE CREDIT AGREEMENT DATED JANUARY 22, 1998
            WITH SHILOH INDUSTRIES, INC. AND SHILOH OF MICHIGAN, LLC;
                           COMMITMENTS AND PERCENTAGES

SHILOH FACILITY

NAME OF BANK                     COMMITMENT          RATABLE PORTION
                                (in dollars)           (percentage)

KeyBank National Association     $77,037,037              59.27%

NBD Bank                         $33,703,704              25.93%

National City Bank               $19,259,259              14.82%

TOTAL COMMITMENT AMOUNT          $130,000,000            100.00%
-----------------------          ------------            -------


MICHIGAN FACILITY

NAME OF BANK                     COMMITMENT          RATABLE PORTION
                                (in dollars)          (percentage)

KeyBank National Association     $ 2,962,963             59.27%

NBD Bank                         $ 1,296,296             25.93%

National City Bank               $   740,741             14.82%

TOTAL COMMITMENT AMOUNT          $  5,000,000           100.00%
-----------------------          ------------           -------
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